UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Tompkins Financial Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(41) and 0-11.

April 6, 2026
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
OF TOMPKINS FINANCIAL CORPORATION
The Annual Meeting of Shareholders (the “Annual Meeting”) of Tompkins Financial Corporation (“Tompkins” or the “Company”) will be held on Tuesday, May 19, 2026 at 10:00 a.m. at the Company’s headquarters, located at 118 E. Seneca Street, Ithaca, New York, 14850, for the following purposes:
1.	To elect the eleven (11) directors named in the accompanying proxy statement for a term of one year expiring in 2027;
2.	To conduct an advisory vote to approve, on a non-binding basis, the compensation paid to the Company’s named executive officers;
3.	To ratify the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2026; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
If you wish to attend the Annual Meeting in person, you must register your planned in-person attendance with us at least five (5) business days prior to the meeting by writing to Tracy Kinner, Executive Assistant, Tompkins Financial Corporation, PO Box 460, Ithaca, NY 14851, or by email at tkinner@tompkinsfinancial.com. Pre-registration and matching picture identification are necessary to gain entrance to the secure area of our headquarters building where the meeting will be held. Parking is generally available on-street, or at the public garages on Seneca Street and Cayuga Street. The parking spaces under the building will be reserved for those requiring accessible parking with a valid plate or placard. A brief question and answer session will be held immediately following the meeting.
We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders over the internet. We believe furnishing proxy materials to our shareholders over the internet allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such proxy materials contained in the Notice of Internet Availability and summarized in the proxy statement.
The Company’s Board of Directors (the “Board”) has fixed the close of business on March 20, 2026 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting.
The Board of Directors unanimously recommends that you vote “FOR” each of the director nominees named in the enclosed proxy statement, “FOR” advisory approval of the compensation paid to the Company’s named executive officers, and “FOR” ratification of the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2026. Your vote is important regardless of the number of shares you own. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying proxy statement, please promptly submit your proxy by telephone, internet or mail as described in the proxy statement. Submitting your proxy by telephone, internet or mail does not deprive you of the right to attend or vote at the Annual Meeting or to vote your shares in the manner described in the accompanying proxy statement.

By Order of the Board of Directors,

Daniel J. Fessenden Chair	Cynthia M. Manuele AVP, Corporate Counsel & Deputy Corporate Secretary

TOMPKINS FINANCIAL CORPORATION, P.O. BOX 460, ITHACA, NY 14851 (607) 273-3210
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD MAY 19, 2026
This proxy statement, the corporate report and the Company’s annual report on Form 10-K are available under the “SEC Filings” tab at www.tompkinsfinancial.com

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2026
We are providing this proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Tompkins Financial Corporation (“Tompkins” or the “Company”) for use at the Annual Meeting of Shareholders, to be held on Tuesday, May 19, 2026 at 10:00 a.m. Eastern Daylight Saving Time (the “Annual Meeting”) at the Company’s headquarters, 118 E. Seneca Street, Ithaca, New York, 14850. The Annual Meeting will be held in-person. This Proxy Statement summarizes the information that you will need in order to vote. We first made this Proxy Statement and form of proxy available to shareholders on or about April 6, 2026.
Availability of Proxy Materials
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we furnished our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, the corporate report and the annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), by sending a notice of internet availability of proxy materials (the “Notice of Internet Availability”) and providing access to such documents over the internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them. Shareholders of record who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions below or as provided in the Notice of Internet Availability for requesting such materials. The Notice of Internet Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability and returning it.
To view ONLINE: visit www.ProxyVote.com 24 hours a day, seven days a week, through the conclusion of the Annual Meeting. You will need your Notice of Internet Availability with your control number in order to log in and view the proxy materials.
To receive a PAPER or E-MAIL copy: you MUST REQUEST a paper or e-mail copy of the proxy materials. There is NO charge to receive a paper or e-mail copy of the materials. Please choose one of the following methods for your request prior to May 5, 2026:

(1) By Internet:	www.ProxyVote.com You may request mailed proxy materials or sign-up for e-mail delivery by clicking on “Sign-up for E-Delivery.”
(2) By Telephone:	1-800-579-1639
(3) By E-Mail:
To request materials, please send an e-mail to sendmaterial@proxyvote.com and include your control number (available on your Notice of Internet Availability) in the subject line.
The body of the e-mail MUST include the following:

• your preference to receive printed proxy materials via mail or e-mail, and
•
whether you would like this election to apply to the delivery of materials for all future shareholder meetings.

Beneficial Owners
If your shares are held by a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares, and those shares are referred to as being held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker, bank, or nominee how to vote your shares, and you should receive separate instructions from your broker, bank, or other holder of record describing how to vote your shares and access the proxy materials. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Voting
Only shareholders of record at the close of business on March 20, 2026 are entitled to receive notice of and to vote at the Annual Meeting. On March 20, 2026, there were 14,414,482 shares of the Company’s common stock, par value $0.10 per share (our “common stock”), outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Other than the common stock, there are no voting securities of Tompkins outstanding. There is no cumulative voting with respect to the election of directors.
Shareholders of record may vote their common stock through the following methods:
•	by traditional paper proxy card (by requesting a paper copy of our proxy materials or downloading and printing a proxy card via the Internet at www.ProxyVote.com);
•	via the Internet at www.ProxyVote.com;
•	by telephone at 1-800-690-6903; or
•	in person during the Annual Meeting.
The deadline for submitting voting instructions via the Internet or by telephone for shares held directly is 11:59 p.m., Eastern Daylight Saving Time, on May 15, 2026. For shares held in the Tompkins Financial Corporation Employee Stock Ownership Plan (the “ESOP”) and the Tompkins Retirement Savings Plan (the “401(k) Plan”), the votes need to be cast by 6:00 a.m., Eastern Daylight Saving Time, on May 14, 2026. The last-dated proxy or voting instructions you submit (by any means) will supersede any previously submitted proxies and voting instructions.
If you are a record shareholder and you attend the Annual Meeting, you may vote by completing a ballot, which will be available at the Annual Meeting. If your shares are held in the ESOP or the 401(k) Plan, you may not vote in person at the Annual Meeting.
All properly signed proxies returned in time to be counted at the Annual Meeting will be voted by the named proxies at the Annual Meeting. Where you have specified how your shares should be voted on a matter, your shares will be voted in accordance with your instructions; if you properly sign your proxy card, but you do not indicate how your shares should be voted on a matter, your shares will be voted as the Board recommends. Executed proxies with no instructions will be voted “FOR” all Director Nominees listed in Proposal 1, and “FOR” Proposals 2 and 3.
If your shares are held in the ESOP and/or the 401(k) Plan, your vote will serve as instructions to the trustee of the ESOP and/or the 401(k) Plan. If you do not vote the shares allocated to your account, your shares will be voted by the trustee in the same proportion as it votes the shares of the plan participants who instruct the trustee on how to vote.
Revocation of Proxy
Shareholders of record who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common stock represented by such proxies will be voted at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy at any time before it is actually exercised at the Annual Meeting by:
•	filing a written notice of revocation with the Deputy Corporate Secretary of Tompkins Financial Corporation at P.O. Box 460, Ithaca, NY 14851, which must be received prior to the Annual Meeting;
•	executing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;
•	submitting a later vote via the Internet or telephone; or
•	attending the Annual Meeting and voting at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke your proxy).
The last-dated proxy or voting instructions you submit (by any means) will supersede all previously-submitted proxies and voting instructions. If you hold your common stock in “street name” and instructed your broker, financial institution or other nominee to vote your common stock and you would like to revoke or change your vote, then you must follow the instructions received from your nominee to change your vote.

Quorum
The presence, in person or by proxy, of the holders of at least a majority of the shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting.
Vote Required and Board Recommendations

Proposal No. 1	Vote Required	Board of Directors Recommendation
Election of Directors	A plurality of votes cast by holders of common stock entitled to vote thereon	“FOR” all Director nominees named in the Proxy Statement

Proposal No. 2	Vote Required	Board of Directors Recommendation
Advisory Approval of the Compensation Paid to the Company’s Named Executive Officers	A majority of votes cast by the holders of common stock entitled to vote thereon	“FOR” advisory approval of the compensation paid to the Company’s Named Executive Officers

Proposal No. 3	Vote Required	Board of Directors Recommendation
Ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2026	A majority of votes cast by the holders of common stock entitled to vote thereon	“FOR” the ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2026

The Company’s Board of Directors knows of no other business to be presented for shareholder action at the Company’s Annual Meeting. If any other matters are properly brought before the Annual Meeting, the individuals named on the proxy card will vote your shares in their discretion on such matters.
Abstentions and Broker Non-votes
At the Annual Meeting, abstentions, votes cast in person or by proxy and broker non-votes will each be counted for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that matter and has not received instructions from the beneficial owner. At the Annual Meeting, broker non-votes and abstentions will have no effect on the outcome of any of the Company’s proposals. Brokers, banks or other nominees will not have discretionary authority to vote on Proposal Nos. 1 or 2, but will have discretionary authority to vote on Proposal No. 3.
Solicitation of Proxies
The enclosed proxy is being solicited by the Board. The total cost of solicitation of proxies in connection with the Annual Meeting will be borne by the Company. In addition to solicitation by mail, our directors, officers and employees may solicit proxies for the Annual Meeting personally or by telephone or electronic communication without additional remuneration. The Company will also provide brokers and other record owners holding shares in their names or in the names of nominees, in either case which are beneficially owned by others, proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the Annual Meeting, eleven (11) directors will be elected for a one-year term expiring at the 2027 Annual Meeting, and with respect to each director, until their successor is elected and qualified. All director nominees are currently serving one-year terms as directors and their terms expire at the Annual Meeting. Each director was nominated by the Nominating & Corporate Governance Committee for re-election at the Annual Meeting and each has agreed to stand for reelection.
The 11 nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected to the Board. The persons named in the proxy to cast votes represented by proxies at the Annual Meeting are Matthew D. Tomazin and Cynthia M. Manuele. The proxies will vote as directed and, in the absence of instructions, will vote the shares represented by properly executed proxies in favor of the election of nominees named below.
In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who may be designated by the Board, upon recommendation of the Nominating & Corporate Governance Committee, to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.
Vote Required and Recommendation
Shareholders may vote “for” all director nominees as a group, may “withhold” authority to vote for all director nominees as a group, or may withhold authority to vote only for specified Director nominees. A plurality of votes cast by holders of shares of common stock entitled to vote thereon is required to elect the nominees. Under a plurality vote standard, the nominees who receive the highest number of votes “for” their election will be elected. Votes to “withhold” in an uncontested election will have no effect on the outcome of the vote on Proposal No. 1. Broker non-votes will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal.
The Board of Directors unanimously recommends a vote “FOR” the election of each of the director nominees. Shares of common stock covered by executed proxies received by the Board will be voted “FOR” the election of each of the director nominees named below unless the shareholder specifies a different choice.
The following table sets forth each director nominee and includes such person’s name, age, gender, race/ethnicity, and whether they have been determined to be an independent director. Biographies of the director nominees follow the table. The Board of Directors affirmatively determined that the nominees identified below as “independent” are independent in accordance with Section 803A of NYSE American Company Guide. Those nominees are referred to in this Proxy Statement as the “Independent Directors.”

	Demographic Background(1)			Gender		Race/Ethnicity
	Independent	Years on Board	Age	Male	Female	Black/African American	Caucasian/White
Nancy E. Catarisano	Yes	3	64		X		X
Janet M. Coletti	Yes	2	62		X		X
Heidi M. Davidson	Yes	1	50		X		X
Helen Eaton	Yes	1	56		X		X
Daniel J. Fessenden	Yes	17	60	X			X
Patricia A. Johnson	Yes	20	70		X	X
Angela B. Lee	Yes	3	57		X	X
John D. McClurg	Yes	3	64	X			X
Ita M. Rahilly	Yes	6	64		X		X
Stephen S. Romaine	No	19	61	X			X
Michael H. Spain	No	26	68	X			X

(1)	Age and Years on Board has been calculated as of the date of this Proxy Statement, with years of board service rounded up to the date of Annual Meeting.

Director Qualifications, including Director Nominees
The following paragraphs provide information as of the date of this Proxy Statement regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that they should serve as a director. The information presented includes information each director has given us about positions they hold, their principal occupation and business experience for the past five years, certain non-profit boards on which they serve, and the names of other publicly-held companies of which they currently serve as a director or have served as a director during the past five years.
Nancy E. Catarisano has served as a director of the Company since 2023. She served as a Director for the Bank of Castile from July 2020 through its consolidation with Tompkins Community Bank (“TCB”) on January 1, 2022. Ms. Catarisano has served as a Community Bank Board Director for Tompkins Community Bank Western New York since the 2022 consolidation. Ms. Catarisano also serves as a Director of TCB. Ms. Catarisano is Chief Executive Officer of Insero Advisors, LLC, an accounting and advisory firm that provides attest services through Insero & Co. CPAs, LLP and business advisory, tax and other non-attest services through Insero Advisors, LLC. Ms. Catarisano joined Insero & Co., a full-service public accounting firm located in Rochester and Ithaca, New York in 1999, and served as Managing Partner from 2011 to January 2025. She founded the firm’s Outsource Accounting Services Group, and provides outsource financial services to her clients that include matters relating to accounting transaction processing and cash management, strategic planning, equity and debt financings, and mergers and acquisitions. Under her leadership, the firm quadrupled in size. Ms. Catarisano is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, and the New York State Society of Certified Public Accountants. Ms. Catarisano serves on the Board of Governors of the Al Sigl Community of Agencies. She is also actively involved with community and charitable organizations across Western New York. We believe Ms. Catarisano’s qualifications to sit on our Board include her more than 20 years of public accounting experience, her active engagement with charitable organizations, and her connections to the business community in Western and Central New York.
Janet M. Coletti has served as a director of the Company since 2024. Ms. Coletti also serves as a Director of TCB and has served as a Community Bank Board Director for Tompkins Community Bank Western New York since January 2023. Prior to her retirement in 2020, Ms. Coletti served as Executive Vice President and Chief Human Resources Officer of M&T Bank, a Fortune 500 company headquartered in Buffalo, New York. Ms. Coletti started her career at M&T in 1985 and held numerous positions in the Consumer Banking and Business Banking divisions before becoming Chief Human Resources Officer in 2015. Ms. Coletti was directly responsible for leading and managing M&T Bank’s Human Resources functions, including recruiting, training and leadership development, compensation and benefits, diversity and inclusion, and employee engagement. She also served as a member of M&T Bank’s executive management committee, which was responsible for leading all bank activities and operations. Since November 2019, Ms. Coletti has served on the board of Moog, Inc. (NYSE: MOG.A), a worldwide designer, manufacturer and systems integrator of high performance precision motion and fluid controls and controls systems for a broad range of applications in aerospace and defense and industrial markets. She also serves on the board of Culain Capital Management, a specialty finance company. Ms. Coletti is involved with community organizations in the greater Buffalo area, including the Roycroft Campus Corporation. We believe Ms. Coletti’s qualifications to sit on our Board include her 35 years of banking experience, public company experience as an executive and director, and her active engagement with numerous business and community organizations in the Western New York area.
Heidi M. Davidson has served as a director of the Company since 2025 and has served as a Community Bank Board Director for Tompkins Community Bank Hudson Valley since January 2024. Dr. Davidson is the Chief Executive Officer of Galvanize Worldwide, a full-service marketing and communications agency that she co-founded in May 2015. From March 2011 to May 2015, Dr. Davidson was part of the turn-around team at BlackBerry Ltd in the roles of Senior Vice President of Corporate Marketing and before that Senior Vice President of Corporate Communications. Prior to BlackBerry, Dr. Davidson spent 11 years with MasterCard Worldwide, where she served in numerous leadership capacities in communications roles, compliance, global public policy, consumer education, training and events, fraud investigations, security and risk management, mergers and acquisitions, CEO transition and franchise integrity. Dr. Davidson has served as an Executive Board member of the Business Council of Westchester since May 2014. We believe Dr. Davidson’s qualifications to sit on our Board include her extensive experience in marketing, communications, crisis management, innovation, and the financial services industry and her commitment to the Hudson Valley business community.
Helen Eaton has served as a director of the Company since 2025. Ms. Eaton served as a director of Tompkins VIST Bank from November 2020 through its consolidation with TCB on January 1, 2022. She has served as a director of the Community Bank Board for Tompkins Community Bank Pennsylvania since the consolidation. Since August 2010, Ms. Eaton has served as the Chief Executive Officer of Settlement Music School, one of the largest nonprofit community art schools in the country, with more than 250 staff and faculty providing over 11,000 weekly services to adults and children in the Greater Philadelphia region. In this role, Ms. Eaton oversees program development, funding sources, balance sheet management and the development of national and local partnerships. Prior to joining Settlement Music School, Ms. Eaton was President of Chicago Children’s Choir and Dean of Programs at the Merit School of Music in Chicago. We believe Ms. Eaton’s qualifications to sit on our Board include her experience in leadership development, strategic planning, financial management, innovation, and her commitment to the Greater Philadelphia community.
Daniel J. Fessenden has served as a director of the Company since 2009, and was elected Chair of the Board in May 2025. He was a director of Tompkins Trust Company from January 2009 through its consolidation with TCB on January 1, 2022, and has served as a Director for TCB since the consolidation. Since January 2022, Mr. Fessenden has served as a Community Bank Board Director for Tompkins Community Bank Central New York, where he has served as Chair since July 2022. Mr. Fessenden served as a member of the New York State Assembly from 1993 to 1999. He has served as the Executive Director of the Fred L. Emerson Foundation, a family foundation located in Auburn, New York since January 2007. From 2004 to 2006 he served as the founding Executive Director of the Cornell Agriculture & Food Technology Park, Geneva, New York. Mr. Fessenden has been actively engaged with numerous business, civic and educational organizations throughout the Central New York region. We believe Mr. Fessenden’s qualifications to sit on our Board include his extensive experience in government and public service, his executive experience in the private sector, his active engagement with civic organizations, and his deep connections to the Central New York business community.
Patricia A. Johnson has served as a director of the Company since 2006. Ms. Johnson served as a director of Tompkins Trust Company from 2002 to 2014, and served as a director of Tompkins VIST Bank from April 2014 through its consolidation with TCB on January 1, 2022. She has served as a Director of TCB since that consolidation, and also serves as Chair of TCB’s Community Bank Board for Pennsylvania and its Board Loan Committee. Ms. Johnson previously served as the Vice President for Finance and Administration with Lehigh University in Bethlehem, PA, retiring in June 2022. She had previously been with Cornell University, starting as the Assistant Treasurer in 1995, and later serving as Associate Vice President & Treasurer. Ms. Johnson has served on the boards of several regional economic development/workforce training organizations, and she has demonstrated civic leadership through her service on the boards of many local charitable or educational institutions. We believe Ms. Johnson’s qualifications to sit on our Board include her accounting expertise and her ability to understand and evaluate the Company’s complex financial operations.
Angela B. Lee has served as a director of the Company since 2023. She served as a Director of Tompkins Trust Company from December 2021 through its consolidation with TCB on January 1, 2022. Ms. Lee has served as a Community Bank Board Director for Tompkins Community Bank Central New York since the 2022 consolidation. Ms. Lee also serves as a Director of TCB. She is Vice President, Human Resources at Baxter International, Inc. (“Baxter International”), a global public medical healthcare company, where she works to help the organization enhance a culture of inclusion and belonging across all aspects of Baxter International’s business. In addition, Ms. Lee extends strategic HR support to Legal, IT, Corporate Communication and Corporate Services functions. She previously served as Vice President of Human Resources, and Chief Talent & Diversity Officer at Hill-Rom Holdings, Inc. prior to its acquisition by Baxter International in 2021. Ms. Lee has more than 25 years of experience as a human resources executive, which includes extensive business partnering skills; talent management; talent acquisition; total rewards; diversity, equity and inclusion; employee relations; and cultural integration. Ms. Lee is an active member of the Central New York community, working with both civic and charitable organizations. We believe Ms. Lee’s qualifications to sit on our Board include her extensive human resource experience, her work to advance inclusion initiatives, and her connections to the Central New York business and civic community.
John D. McClurg has served as a director of the Company since 2023. He served as a Director for the Bank of Castile from 1995 through its consolidation with TCB on January 1, 2022. He has served as a Community Bank Board Director for Tompkins Community Bank Western New York since the 2022 consolidation. He has served as Chair of that board since 2024 and has served as Chair of the Western New York Board Loan Committee since 2024. Mr. McClurg also serves as a Director of TCB. Mr. McClurg has served as president of McClurg Chrysler Dodge Jeep Ram since 1989 and McClurg Chevrolet since 1991. He has been a member of the New York State Automobile Dealers Association since 2013 and served as its Chair from 2018 to 2019. He also serves as a member of the boards of directors for the National Auto Dealers Association and the New Car Dealers of Western NY Charitable Foundation. Mr. McClurg has served many local charitable organizations. We believe Mr. McClurg’s qualifications to sit on our Board include his deep ties to the Western New York community and his 40 plus years of experience owning and operating his own business.
Ita M. Rahilly has served as a director of the Company since 2020. She served as a director of Tompkins Mahopac Bank from 2018 through its consolidation with TCB on January 1, 2022. Since that consolidation, Ms. Rahilly has served as a Director for TCB, and as a Community Bank Board Director for Tompkins Community Bank Hudson Valley. She is the owner of Ita M. Rahilly CPA PC, and has been a Partner with the firm of RBT CPAs, LLP in Newburgh, NY since January 2005, where she is the Partner in charge of the firm’s trust estate and gift division with a focus on estates, trusts and succession planning, corporate, partnerships, international taxation, and non-profit information reporting. Ms. Rahilly is a past President of the New York State Society of Certified Public Accountants (NYSSCPA), a member of the National Association of Estate Planners and Councils, and a member of the Hudson Valley Estate Planning Council. Ms. Rahilly also serves on the board of directors of the State University of New York at New Paltz Foundation and is a member of its Audit Committee. We believe Ms. Rahilly’s qualifications to sit on our Board include her 40 years of extensive public accounting experience dealing with financial and accounting matters for complex organizations, and her deep understanding of the Hudson Valley business environment resulting from her years of working with commercial clients in the region.
Stephen S. Romaine has served as a director of the Company since May 2007 and as President and Chief Executive Officer of the Company since January 2007. He had served as President and Chief Executive Officer of Tompkins Mahopac Bank from January 2003 through December 2006. Prior to this appointment, Mr. Romaine was Executive Vice President, and Chief Financial Officer of Mahopac National Bank. In addition to the Company’s Board, Mr. Romaine serves as Chair of the board of TCB, and maintains an advisory role on TCB’s Community Bank Boards in each of its local markets. Mr. Romaine currently serves as Vice Chair on the Board of the Federal Home Loan Bank of New York, and as a member of the board of the New York Bankers Association, where he served as Chair from March 2016 through March 2017. His recent civic involvement includes service as a member of the boards of several local historical and educational institutions. We believe Mr. Romaine’s qualifications to sit on our Board include his more than 30 years as an executive in the financial services industry, including his current position as President and Chief Executive Officer of the Company.
Michael H. Spain has served as a director of the Company since 2000. Mr. Spain served as a director of Tompkins Mahopac Bank from 1992 through its consolidation with TCB on January 1, 2022 and he has served as a Director for TCB since that consolidation. He served as the Chair of the Board of Directors of Tompkins Mahopac Bank from June 2017 through its consolidation with TCB, and has served as Chair of the Community Bank Board for Tompkins Community Bank Hudson Valley (since the 2022 consolidation). Mr. Spain serves as Executive Vice President of Brown & Brown of New York, Inc., d/b/a the Spain Agency, an insurance agency located in Mahopac, New York. Mr. Spain served as President of the Spain Agency from 1989 until 2015 when it became wholly owned by Brown & Brown, Inc. Mr. Spain also holds leadership positions with several privately-held real estate development companies and is involved with many charitable organizations in the Hudson Valley. We believe Mr. Spain’s qualifications to sit on our Board include his more than 20 years of service as a Tompkins Mahopac Bank Director and his extensive executive experience in the financial services industry.
The names and ages of the Company’s executive officers, including the named executive officers identified in the Summary Compensation Table in this Proxy Statement, their positions and offices held with the Company, their terms of office and experience are set forth in Part I of the Company’s Annual Report, a copy of which is included in these proxy materials.

MATTERS RELATING TO THE BOARD OF DIRECTORS
During fiscal 2025, the Board held four regular meetings, one special meeting and three strategic planning meetings. As a matter of practice, the Independent Directors met in executive session at the end of each regular meeting for a total of four such sessions during 2025. During this period all of the directors attended more than 75% of the aggregate of the total number of meetings of the Board held during the periods that they served and the total number of meetings held by all committees of the Board on which each such director served during the period that they served.
The Board currently maintains and appoints the members of the following five standing committees: Executive, Audit, Compensation, Directors Risk, and Nominating & Corporate Governance.

Board of Directors Committee Membership(1)
Director	Executive	Audit	Compensation	Directors Risk	Nominating & Corporate Governance
Nancy E. Catarisano	Member	Chair	—	Member	—
Janet M. Coletti	—	—	Member	Member	—
Heidi M. Davidson	—	—	Member	—	—
Helen Eaton	—	—	—	—	Member
Daniel J. Fessenden	Chair	—	Member	Member	Member
Patricia A. Johnson	Member	Member	Chair	—	—
Angela B. Lee	Member	—	—	—	Chair
John D. McClurg	Member	—	—	Chair	—
Ita M. Rahilly	—	Member	—	—	Member
Stephen S. Romaine	Member	—	—	—	—
Michael H. Spain	—	—	—	—	—

(1)	Dr. Rochon served on the Executive, Compensation, and Nominating & Corporate Governance Committees through the end of his service as a director in May 2025.
Executive Committee. The Board has adopted a written charter for the Executive Committee. A copy of the Executive Committee’s charter is posted in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Executive Committee did not meet during fiscal 2025. The Executive Committee acts, as necessary, on behalf of the Board pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”).
Audit Committee. The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee’s charter is posted in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met nine times during fiscal 2025. This Committee assists the Board in its general oversight of the quality and integrity of the accounting, financial reporting, and internal control functions of the Company and its subsidiary, and is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors. The responsibilities and activities of the Committee are described in greater detail in the “Report of the Audit Committee of the Board of Directors” included in this Proxy Statement. The Board has determined that Nancy E. Catarisano, Patricia A. Johnson, and Ita M. Rahilly each qualify as an “Audit Committee Financial Expert” as defined in Item 407(d) of Regulation S-K and that each of the members of the Audit Committee is an “Independent Director” as defined in Section 803A of the NYSE American Company Guide, and also satisfies the heightened independence standards applicable to Audit Committee members of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A brief description of the relevant experience of each of the individuals identified above as an “Audit Committee Financial Expert” is included above under “Director Qualifications, Including Director Nominees”.
Compensation Committee. The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee’s charter is posted in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Committee met seven times during fiscal 2025. The Compensation Committee reviews executive performance and approves, or recommends to the Independent Directors for approval, salaries and other matters relating to executive compensation, except that the compensation of the Chief Executive Officer is determined by the Independent Directors upon recommendation by the Compensation Committee. It also administers the Company’s equity incentive plans, including reviewing and granting equity incentive awards to executive officers and other employees. The Compensation Committee also reviews and approves various other compensation policies and matters, and is responsible for ensuring that executive officers are compensated effectively, appropriately, and in a manner consistent with the Company’s objectives. Please see the section “Role of the Compensation Committee, Management, and Consultants” below for information about the Compensation Committee’s responsibilities and activities. Each of the members of the Compensation Committee is an “Independent Director” as defined in Section 803A of the NYSE American Company Guide, and the Board has determined each committee member also meets the heightened independence standards for compensation committee members set forth in NYSE American Rule 805(c).
Compensation Committee Interlocks and Insider Participation.
The members of the Company’s Compensation Committee are identified above under “Board of Directors: Committee Membership.” No member of the Compensation Committee was during fiscal 2025 or before an officer or employee of the Company or any of the Company’s subsidiaries, or had any relationship requiring disclosure under “Transactions with Related Persons” in this Proxy Statement. During 2025, no executive officer of the Company served on the board of directors or compensation committee of any other entity, one of whose executive officers served as a member of the Company’s Board of Directors or the Compensation Committee.
Directors Risk Committee. The Board has adopted a written charter for the Directors Risk Committee. A copy of the Directors Risk Committee’s charter is posted in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Directors Risk Committee was established and duly authorized by the Board in the third quarter of 2025 and met for the first time in the fourth quarter of 2025. The Directors Risk Committee is responsible for assisting the Board in fulfilling its risk oversight responsibilities. The Directors Risk Committee’s primary duties are oversight of Corporate Risk Management; Credit Risk Management, including the performance and quality of the Company’s credit portfolios; and of the Company’s risk management program. The Directors Risk Committee reviews and discusses with management the principal risks of the Company’s business and operations, and any other circumstances and events that may have a significant impact on the Company’s assets and stakeholders, both independently and in conjunction with the Audit Committee in accordance with each committee’s respective charter.
Nominating & Corporate Governance Committee. The Board has adopted a written charter for the Nominating & Corporate Governance Committee (the “N&CG Committee”). A copy of the N&CG Committee’s charter is posted in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The N&CG Committee met four times during fiscal 2025. The N&CG Committee is responsible for assisting the Board in developing corporate governance policies and practices that comply with applicable laws and regulations, including NYSE American listing standards and corporate governance requirements. The N&CG Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board.
Director Qualifications. To be considered for nomination to the Board, each candidate must possess the following minimum qualifications and attributes: high personal values, judgment and integrity; an ability to understand the regulatory and policy environment in which the Company conducts its business; a demonstrated, significant engagement in one of the market areas served by the Company, based on one or more of the following within such market area—professional/business relationships, residence, and involvement with civic, cultural or charitable organizations; and experience which demonstrates an ability to deal with the key business, financial and management challenges that face financial service companies. The Company believes that such connections with one of the Company’s local communities foster ties between the Company and that community, and also allow the director to better understand the banking and financial services needs of its local stakeholders. The N&CG Committee will consider the director’s independence, qualifications and contributions and the continued need for our board to reflect a wide range of personal backgrounds and professional experience, and will balance the value brought by longer-tenured directors with the benefits of periodic refreshment of directors.
While individual experiences and qualifications serve as a baseline for consideration, the Company recognizes that the Board governs as a whole, and not as a collection of individuals. The effectiveness of the Board is not a function of the individual attributes of its members; rather, it depends on the overall chemistry of the Board. Therefore, the N&CG Committee assesses whether a particular candidate will be able to function within this broader context by evaluating their: ability to understand, and willingness to engage, the issues presented to the Board; ability to exercise prudence and judgment, but also decisiveness; and ability to effectively communicate their ideas to the other members of the Board. In the case of incumbent Directors, these assessments are made based on past experience with a particular Director and, in the case of first-time nominees, these issues are explored during the interview and vetting process described below.
Identification of Candidates & Nomination Process. At least annually, and typically on a more frequent basis, the N&CG Committee engages in a discussion to identify candidates who fulfill the criteria described above, under the heading “Director Qualifications.” The N&CG Committee will evaluate candidates who are identified by shareholders, by other members of the Board, and occasionally by members of the Company’s leadership team, which is comprised of the Company’s executive officers. To be considered, shareholder recommendations of director candidates must be received by the Chair of the N&CG Committee, Tompkins Financial Corporation, P.O. Box 460, Ithaca, NY 14851, no later than December 1st of the year preceding the annual meeting at which such candidate is proposed to be nominated. The recommendations should include the name, address, and supporting information as to why the candidate should be considered by the N&CG Committee. The same procedures are used to evaluate all candidates, regardless of the source of the recommendation.
The N&CG Committee believes that a Board of Directors with a variety of experience, professions, perspectives, skills, and geographic representation, benefits the Company and our shareholders, and seeks nominees with these characteristics. Our directors’ broad range of skillsets and professional experiences reflects a variety of important perspectives in the boardroom, ultimately resulting in more informed decision-making. Accordingly, in identifying potential nominees, the N&CG Committee also considers whether the unique skills and professional experiences of a particular candidate adds to the depth and variety of skills and professional experiences of the Board. The N&CG Committee ensures that candidates who express interest in or are recommended as a candidate for service as a Director are included in the candidate pool from which director nominees are selected, and it employs a variety of strategies to help develop a deep candidate pool reflecting the variety of characteristics referenced above. First, the N&CG Committee strongly encourages all of our directors to identify all qualified candidates for service on our Board, and emphasizes the importance of ensuring a board culture which is welcoming to directors of all backgrounds. The N&CG Committee also recognizes the importance of recruiting candidates beyond the traditional corporate/banking arena, and thus recruits qualified candidates who work in other areas, such as non-profit organizations, in addition to candidates with traditional “corporate” backgrounds. At least annually, the N&CG Committee monitors the composition of the Board to ensure it reflects a broad range of experience, professions, perspectives, skills, and geographic representation. While not encapsulated in a written policy, the N&CG Committee and the Board stand behind these commitments to director recruiting practices.
Once the N&CG Committee has determined its interest in a potential nominee, it begins discussions with them as to their willingness to serve on the Board and one of the Company’s local market boards and, for first-time nominees, an interview will be conducted. If the nominee is an incumbent Director, the N&CG Committee will consider prior Board performance and contributions as described above; in the case of a first-time nominee, the N&CG Committee will evaluate its discussions with the candidate, and the N&CG Committee may also seek to verify its preliminary assessment of the candidate by discussing their particular attributes with other appropriate parties who have had prior professional experiences with them. At the conclusion of this process, the N&CG Committee will recommend qualified candidates that best meet the Company’s needs to the full Board, which then selects candidates to be nominated for election at the next annual meeting of shareholders. The N&CG Committee uses the same process for evaluating all candidates, whether recommended by shareholders, Directors or management. The Company expects all Board members to own at least 2,000 shares of the Company’s common stock, which shares may be accumulated over a period of three years following a Director’s initial election to the Board. Shares held in a rabbi trust as deferred stock compensation for a given Director are included in this calculation.

Director Compensation
It is the general policy of the Board that employee directors are not paid for their service on the Board beyond their regular employee compensation. The following table sets forth the compensation paid to the Company’s non-employee directors for their service during 2025:

2025 Director Compensation(1)
Name	Fees Earned or Paid in Cash	Stock Awards(2)	Total
	($)	($)	($)
Nancy E. Catarisano	—	111,500	111,500
Janet M. Coletti	73,400	26,100	99,500
Heidi M. Davidson	—	67,700	67,700
Helen Eaton	—	67,700	67,700
Daniel J. Fessenden	60,120	106,880	167,000
Patricia A. Johnson	42,200	70,300	112,500
Angela B. Lee	—	79,733	79,733
John D. McClurg	111,058	—	111,058
Ita M. Rahilly	99,700	—	99,700
Thomas R. Rochon	80,167	—	80,167
Michael H. Spain	103,100	—	103,100
Jennifer R. Tegan	14,459	20,625	35,084

(1)
Amounts disclosed for certain Directors include compensation for service on subsidiary boards. For a more detailed discussion of such fees, see “Community Bank Board and Committee Service Compensation” below.

(2)
The stock awards disclosed here reflect grant date fair value in accordance with ASC Topic 718, and were earned by the Directors and deferred under Tompkins’ Second Amended and Restated Retainer Plan for Eligible Directors of Tompkins Financial Corporation and Participating Subsidiaries (the “Retainer Plan”). The stock awards under the Retainer Plan are discussed in more detail below under the heading “Timing and Manner of Payment of Director Compensation.” Dividends on shares held in the Retainer Plan are reinvested pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan.

The Company paid non-employee directors other than our Chair (as discussed in more detail below) annual fees as shown in the following table. The fees are paid in quarterly installments. Committee chair retainer fees are paid in lieu of the applicable committee member retainer fees. These amounts are all included in the aggregate fees for each director in the “2025 Director Compensation” table above.

	Non-Employee Director	Committee Chair Retainer Fee	Committee Member Retainer Fee
	($)	($)	($)
Annual Retainer	38,700
Audit Committee		30,900	15,500
Compensation Committee		15,500	10,800
Directors Risk Committee		15,500	10,800
Nominating & Corporate Governance Committee		15,500	10,800

All non-employee directors’ fees paid for service on the Board were paid in cash or, if a valid election was made by the director prior to January 1, 2025, such Directors’ fees were deferred pursuant to (i) the Retainer Plan or (ii) pursuant to a Deferred Compensation Agreement. Our directors also serve on the Board of Directors of the Company’s subsidiary, Tompkins Community Bank (the “TCB Board”) without additional compensation, except for service on TCB Board committees as described below.
Our Chair receives a specified annual retainer in lieu of any Board, Committee, Committee Chair, and Community Bank Board fees. During 2025, Thomas R. Rochon served as Chair of our Board through our annual meeting of shareholders in May 2025. For his service as Chair of the Board, and as a member of our Compensation and Nominating & Corporate Governance Committees, and for his service on the Community Bank Board of Tompkins Community Bank Hudson Valley, the Company paid Mr. Rochon a retainer of $80,167 in two quarterly installments of $40,084.

Mr. Fessenden served as Vice Chair of the Board through our annual meeting of shareholders in May 2025 and was elected Chair of the Board effective May 2025. For his service as Vice Chair and Chair of the Board in 2025, as well as his service as Chair of the Community Bank Board and as a member of the Board Loan Committee for Tompkins Community Bank Central New York, and the Compensation, Directors Risk, and Nominating & Corporate Governance Committees, the Company paid Mr. Fessenden a retainer of $167,000 in four quarterly installments of $41,750.
The Nominating & Corporate Governance Committee recommends the amount and form of director compensation to the Company’s Board, and the Board reviews director compensation annually.
Community Bank Board and Committee Service Compensation
With the exception of our Chair, who is paid the specified annual retainer described above, non-employee members of the Board also receive annual fees payable in quarterly installments for service on Community Bank Boards, committees of the Community Bank Boards, and committees of the TCB Board. These retainer fees shown in the table below are included in the aggregate fees for each director shown in the “2025 Director Compensation” table above.

Name	Community Bank Board Retainer	Community Bank Board Chair Supplemental	Community Bank Loan Committee Retainer	Community Bank Loan Committee Chair Supplemental	Trust & TFA Oversight Committee Retainer	Directors Loan Committee[1] Chair Supplemental	Directors Loan Committee[1] Retainer	Regulatory Compliance Committee
	($)	($)	($)	($)	($)	($)	($)	($)
Tompkins Community Bank Central New York
Fessenden	—	—	—	—	—	—	—	—
Lee	27,100	—	—	—	—	—	—	—
Tegan	27,100	—	7,600	—	—	—	10,800	—

Tompkins Community Bank Hudson Valley
Davidson	27,100	—	7,600	—	—	—	—	—
Rahilly	27,100	—	7,600	—	—	—	—	—
Rochon	—	—	—	—	—	—	—	—
Spain	27,100	4,500	7,600	3,600	10,800		10,800	—

Tompkins Community Bank Pennsylvania
Eaton	27,100	—	7,600	—	—	—	—	—
Johnson	27,100	4,500	7,600	3,600	—	—	—	—

Tompkins Community Bank Western New York
Catarisano	27,100	—	7,600	—	—	—	—	5,000
Coletti	27,100	—	7,600	—	—	—	10,800	5,000
McClurg	27,100	4,500	7,600	3,600	—	4,700	10,800	5,000

(1)
The Credit Oversight Committee (“COC”) was dissolved in the third quarter of 2025 and its credit risk oversight responsibilities were transitioned to the Directors Risk Committee (described above). The COC’s responsibilities for loan decisioning, as set forth in and in accordance with the Company’s lending policies, were transitioned to the Directors Loan Committee in the third quarter of 2025.

Timing and Manner of Payment of Director Compensation
All retainer and other fees for service on the Company’s Board, as well as for service on Community Bank Boards, committees of the Community Bank Boards, and committees of the TCB Board, are payable quarterly, either in cash or, if a timely election is made by the director, in stock or deferred stock pursuant to the Retainer Plan. Non-employee directors may also elect to receive compensation in deferred cash pursuant to a Deferred Compensation Agreement.1 If a director elects to receive deferred stock compensation under the Retainer Plan, their fees are transferred to a Rabbi Trust. The trustee acquires shares of common stock pursuant to the Company’s Dividend Reinvestment and Stock Purchase and Sale Plan. A director has no rights in or to the shares of common stock held in the Rabbi Trust until distribution is made in accordance with the Retainer Plan. An aggregate of 5,114 shares of common stock were acquired by the Rabbi Trust for the directors under the Retainer Plan in 2025, representing board and committee fees and retainers (for service on our Board, as well as for service on Community Bank Boards, committees of the Community Bank Boards, and committees of the TCB Board) paid and expensed in 2025.
[1]	None of the Directors elected to receive their 2025 retainer fees in deferred cash.

CORPORATE GOVERNANCE MATTERS
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines (the “Guidelines”), which reflect many of the Company’s long-standing practices, in order to strengthen our commitment to corporate governance best practices. A copy of the Guidelines is posted in the “About Us - Corporate Governance” section of our website (www.tompkinsfinancial.com). The Guidelines summarize the Company’s corporate governance practices and procedures, and the following issues, in addition to others, are covered in the Guidelines: board size; director independence; chair independence; director retirement; director resignation following a change in job responsibility; director candidate identification and nomination; director common stock ownership; responsibilities of directors; meeting attendance; executive sessions of independent directors; board committees; succession planning and management evaluation; director education; failure to receive a majority of votes cast; board assessments; and pledging/hedging policy. Under the Company’s pledging/hedging policy, as included in the Guidelines, Directors, executive officers, and certain other employees (including their designees) are prohibited from, directly or indirectly, (1) pledging a significant number of the Company’s equity securities, or (2) hedging. “Hedging,” for purposes of the policy, includes engaging in any transaction, including the purchase of prepaid variable forward contracts, equity swaps, collars, exchange funds, put options and forward-sale contracts, which hedges or offsets, or which is designed to hedge or offset, any decrease in the market value of the Company’s equity securities (a) granted to such person as part of his or her compensation by the Company; or (b) held, directly or indirectly, by such person. Our Nominating & Corporate Governance Committee periodically reviews the Guidelines and, as necessary or appropriate, recommends changes to the Guidelines. “Significant” for purposes of the policy means more than the lesser of (1) 1,000 shares and (2) 20% of the Company’s equity securities beneficially owned by such person.
Affirmative Determination of Director Independence
A majority of the Board and all members of the Audit Committee, Compensation Committee, Directors Risk Committee, and Nominating & Corporate Governance Committee are “independent,” as affirmatively determined by the Board, consistent with the criteria established by NYSE American and as required by our Bylaws.
The Board has conducted an annual review of director independence for all nominees for election as directors. During this review, the Board considered transactions and relationships during the preceding three years between each Director or nominee or any member of their family and the Company, and its executive officers, subsidiaries, affiliates and principal shareholders, including those transactions and relationships described below under “Transactions with Related Persons.” The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.
As a result of this review, the Board affirmatively determined that the directors identified as “Independent” in the table on page 4 meet the standards of independence described above.
Board and Director Assessments
The Board, under the leadership of the Nominating & Corporate Governance Committee, conducts annual self-evaluations to determine whether the Board and its committees are functioning effectively and in the best interests of the Company and its shareholders. Through this process, the Board also assesses board composition by evaluating the qualifications, skills and experience of the directors on the Board. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. A summary of the results of the annual Board self-assessment and the individual self-assessments are reviewed by the Nominating & Corporate Governance Committee and the Board.
Shareholder Communications with Directors
Shareholders may communicate with the Board by writing to the following address: Board of Directors, Tompkins Financial Corporation, P.O. Box 460, Ithaca, NY 14851. All such communications from shareholders will be reviewed by the Chair of the Board or the Chair of the Nominating & Corporate Governance Committee, each of whom is an Independent Director, and, if they determine that a communication should be reviewed by the full Board, it will be presented to the Board for review and consideration.
Policy Regarding Director Attendance at Annual Meetings; Annual Meeting Attendance
The Board strongly encourages the attendance of all directors at annual meetings of shareholders. The 2025 Annual Meeting of Shareholders was held on May 13, 2025 and all of the Company’s eleven directors were in attendance.

Code of Ethics
The Board has adopted the Tompkins Financial Corporation Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. A copy of the Code of Ethics is available in the “About Us - Corporate Governance” section of the Company’s website (www.tompkinsfinancial.com). The Company will post material amendments to or waivers from the Code of Ethics for the Chief Executive Officer and Senior Financial Officers at this location on its website.
Board Leadership Structure, Risk Oversight and Director Education
Presently, the roles of Chief Executive Officer and Chair of the Board are separate, as the Board feels this model offers advantages of including additional input and a range of prior experience within our leadership structure. However, no single leadership model is right for the Company at all times, and the Board does not have a policy that these roles will always be separate. The Board recognizes that other leadership models can be appropriate for the Company, given different circumstances.
The Board has an active role, both at the full Board level and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding cybersecurity, asset quality, capital, securities portfolio, liquidity, operations and other matters, as well as the risks associated with each. The Compensation Committee oversees risks associated with compensation arrangements and the Directors Risk Committee oversees the Company’s risk management program. The Board’s role in the risk oversight process has not directly impacted its leadership structure.
The Board is committed to ongoing director education. Our Nominating & Corporate Governance Committee maintains a list of pertinent topics, including topics on which our directors have specifically requested additional information, and a different topic is typically covered at each Board meeting. In addition, directors connect professional experiences and development or training opportunities from their full-time occupations, where relevant, to their work on the Board. These experiences are shared with fellow directors.
Oversight of Environmental, Social and Governance Matters
The Board’s Nominating & Corporate Governance Committee reviews and provides oversight with respect to the Company’s strategy and initiatives related to environmental, social and governance matters (“ESG”). The Committee remains informed of the key ESG paradigms, and provides updates to the Board regarding the Company’s ESG practices. The Company’s stated core values include, among other things, integrity, community impact, sustainable excellence, and a commitment to and from our employees. The Company is committed to conducting its business in a manner which aligns with our core values and which creates long-term value for our shareholders, communities, and Company. More information about our ESG practices can be found on our website (www.tompkinsfinancial.com/corporate-social-responsibility). Please note that information found on such website is not part of, nor incorporated by reference into, this Proxy Statement.
Risk and Influence on Compensation Programs
The Board’s Compensation Committee also considers risk and its influence on the Company’s compensation programs for its employees generally. This Committee reviews each compensation element individually and all compensation elements in the aggregate to ensure that the overall compensation program provides a balanced perspective that ultimately aligns pay with performance while also ensuring bonus/incentive programs do not motivate inappropriate risk-taking. Equity award levels and practices are set to foster shared interests between management and shareholders, but are not considered by the Committee to be at levels that would drive inappropriate behavior. In the Committee’s judgment, the compensation policies and practices of the Company do not give rise to material risks.
The Compensation Committee has also adopted a “clawback” policy which provides for the recoupment of certain compensation paid to our executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws, as described in more detail under the heading “Compensation Discussion and Analysis - Compensation Forfeiture & Recovery” on page 27. In addition, any award agreement under the Company’s 2019 Equity Incentive Plan provides that the participant’s rights under an award are subject to alteration or reduction upon the occurrence of certain events, including, but not limited to, a breach of restrictive covenants or conduct that is detrimental to the business or reputation of the Company.

In addition, we are subject to guidance issued by our primary banking regulators designed to ensure that incentive compensation arrangements at banking organizations appropriately tie rewards to longer-term performance and do not undermine the safety and soundness of the firm or create undue risks to the financial system. This guidance embodies three core principles, which are: (1) incentive compensation arrangements at a banking organization should provide employees incentives that appropriately balance risk and financial results in a manner that does not encourage employees to expose their organizations to imprudent risks; (2) these arrangements should be compatible with effective controls and risk management, and (3) these arrangements should be supported by strong corporate governance, including active and effective oversight by the organization’s board of directors. We believe that our incentive compensation programs are in compliance with this guidance.
Insider Trading Policy
The Company has adopted an insider trading policy that governs transactions in our securities by directors, executive officers and employees of the Company and its subsidiaries. The Company believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth certain information, as of March 20, 2026, with respect to the beneficial ownership of our common stock by: (1) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; (2) each director and nominee; (3) each executive officer named in the Summary Compensation Table, below; and (4) all executive officers and Directors as a group. Except as otherwise indicated, each of the shareholders named below has sole voting and investment power with respect to the outstanding shares of common stock beneficially owned.

	Common Stock Ownership
Directors, Nominees, and Executive Officers	Phantom Stock Held in Deferred Trust(1)	Shares of Common Stock Beneficially Owned(2)	Percent of Class(2)(3)
David S. Boyce*	—	25,481(4)	**
Nancy E. Catarisano+	6,537	—	**
Janet M. Coletti+	724	2,000	**
Heidi M. Davidson+	2,047	—	**
David M. DeMilia*	—	10,308(5)	**
Helen Eaton+	2,756	—	**
Daniel J. Fessenden+	11,413	1,563	**
Alyssa H. Fontaine*	—	11,326(6)	**
Patricia A. Johnson+	—	6,553	**
Angela B. Lee+	3,024	1,513	**
John D. McClurg+	—	13,543(7)	**
John M. McKenna*	—	24,984(8)	**
Ita M. Rahilly+	—	10,598	**
Stephen S. Romaine*+	—	87,534(9)	**
Michael H. Spain+	4,731	139,415	**
Matthew D. Tomazin*	—	5,977(10)	**
All Directors, Director Nominees, and Executive Officers as a group (21 persons)	31,232	368,732	2.52%

*	Named Executive Officer
+	Director of the Company and a Director Nominee
**	Less than 1 percent
(1)
Each share of phantom stock is the economic equivalent of one share of common stock. Phantom stock represents deferred stock compensation under the Retainer Plan. These shares are held in a deferred trust account (the “Rabbi Trust”) pending distribution upon the occurrence of certain events specified in the Retainer Plan. The Director has no voting or investment power over the shares prior to such distribution. The shares of common stock held in deferred trust accounts for non-employee Directors are voted by Tompkins Community Bank as trustee of the Rabbi Trust.

(2)	Does not include shares of phantom stock held in the Rabbi Trust.

(3)
The number of shares beneficially owned by each person or group as of March 20, 2026, includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 20, 2026, including, but not limited to, upon the exercise of options. For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 14,414,482 shares of common stock outstanding and entitled to vote on March 20, 2026 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 20, 2026. The percentages listed in this column do not include shares acquired pursuant to the Retainer Plan and held in the Rabbi Trust; Directors have no voting or investment power with respect to such shares. For a more detailed discussion of the Retainer Plan, refer to “Timing and Manner of Payment of Director Compensation,” page 12. For a description of the vesting provisions for the restricted stock referenced in the footnotes below, see the “2025 Outstanding Equity Awards at Fiscal Year-End” table, below.

(4)	Includes 802 shares that Mr. Boyce may acquire by exercise of options exercisable at March 20, 2026 or within 60 days thereafter.
(5)
Includes 2,371 shares held in the Company’s ESOP and 401(k) plans, 3,370 shares of restricted stock, and 255 shares that Mr. DeMilia may acquire by exercise of options exercisable at March 20, 2026, or within 60 days thereafter.

(6)
Includes 1,056 shares held in the Company’s ESOP and 401(k) plans, 3,290 shares of restricted stock, and 802 shares that Ms. Fontaine may acquire by exercise of options exercisable at March 20, 2026, or within 60 days thereafter.

(7)	Includes 376 shares owned by Mr. McClurg as custodian for his two daughters.
(8)
Includes 2,568 shares held in the Company’s ESOP and 401(k) Plans, 4,524 shares of restricted stock, and 802 shares that Mr. McKenna may acquire by exercise of options exercisable at March 20, 2026 or within 60 days thereafter.

(9)
Includes 17,666 shares held in the Company’s ESOP and 401(k) Plans, 14,101 shares of restricted stock, and 1,734 shares that Mr. Romaine may acquire by exercise of options exercisable at March 20, 2026 or within 60 days thereafter.

(10)	Includes 1,350 shares held in the Company’s ESOP and 401(k) Plans, and 3,012 shares of restricted stock.

As of March 20, 2026, no person or group was known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, except as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Tompkins Community Bank in the fiduciary capacity indicated(1) Executor, Trustee or Co-Trustee Agent or Custodian
	346,288(2)	2.40%
	778,580(3)	5.40%
Delaware Charter Guarantee & Trust Company dba Principal Trust Company 1013 Centre Road Ste 300 Wilmington, DE 19805-1265
	609,237(4)	4.23%
BlackRock, Inc.(5) 50 Hudson Yards, New York, NY 10001	1,908,021	13.24%
State Street Corporation(6) One Congress Street, Suite 1, Boston, MA 02114	1,214,293	8.42%
The Vanguard Group(7) 100 Vanguard Blvd., Malvern, PA 19355	1,403,911	9.74%

(1)	Tompkins Community Bank’s address is P.O. Box 460, Ithaca, NY 14851.
(2)
Represents shares held in a fiduciary capacity as executor, trustee or co-trustee. Where Tompkins Community Bank is sole executor or trustee, such shares, generally, will be voted only if the legal instrument provides for voting the stock at the direction of the donor or a beneficiary and such direction is in fact received. When acting in a co-fiduciary capacity, such shares will be voted by the co-fiduciary or fiduciaries in the same manner as if the co-fiduciary or fiduciaries were the sole fiduciary.

(3)	Represents shares held as agent or custodian with the voting power retained by the owner.
(4)
Represents shares beneficially owned by Delaware Charter Guarantee & Trust Company dba Principal Trust Company (“Principal”) in its capacity as the Directed Trustee of the Tompkins Financial Corporation Employee Stock Ownership Plan (“ESOP”) and Tompkins Retirement Savings Plan (“401(k) Plan”), of which 503,834 shares, or 3.50% of the outstanding shares (calculated as described above), are held by the ESOP; and 105,403 shares, or 0.73% of the outstanding shares (calculated as described above), are held by the 401(k) Plan. All such shares have been allocated to participant accounts. Individual plan participants are entitled to vote these shares, and as a result these shares are not voted by Principal. This information is as of March 20, 2026 and is based on the position reports provided by Principal to the Company’s Transfer Agent, Broadridge Corporate Issuer Solutions, Inc.

(5)
This information is based on a Schedule 13G/A filed by BlackRock, Inc. for itself and on behalf of its subsidiaries named therein on April 29, 2025 (reporting sole voting power with respect to 1,885,865 shares and sole dispositive power with respect to 1,908,021 shares).

(6)
This information is based on a Schedule 13G filed by State Street Corporation and State Street Global Advisors Trust Company on November 10, 2025. State Street Corporation reports for itself and on behalf of its subsidiaries shared voting power with respect to 88,613 shares and shared dispositive power with respect to 1,214,293 shares. State Street Global Advisors Trust Company reports shared voting power with respect to 74,080 shares and shared dispositive power with respect to 917,001 shares.

(7)
This information is based on a Schedule 13G/A filed by The Vanguard Group for itself and on behalf of its subsidiaries named therein on February 13, 2024 (reporting shared voting power with respect to 8,827 shares, sole dispositive power with respect to 1,383,965 shares, and shared dispositive power with respect to 19,946 shares).

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy and Objectives
The primary goal of the Committee is to offer performance based executive compensation that is fair and reasonable, and is consistent with the Company’s size, the compensation practices of the financial services industry in general, and the current economic climate. The key objectives of our compensation program are to attract, develop, and retain high caliber executives who are capable of maximizing the Company’s performance over the long term for the benefit of its shareholders. The Committee rewards long-term value creation, and considers a number of performance factors when setting executive compensation as described in further detail in this Compensation Discussion and Analysis.
Overview
The Board has delegated to the Compensation Committee (the “Committee”) the responsibility for determining or recommending to the Independent Directors of the Board the compensation of the Company’s executive officers, including the executive officers identified in the tables below (the “Named Executive Officers” or “NEOs”). For 2025, the Company’s Named Executive Officers were:
•	Stephen S. Romaine, President and Chief Executive Officer
•	Matthew D. Tomazin, Executive Vice President, Chief Financial Officer and Treasurer
•	John M. McKenna, President, Tompkins Community Bank
•	Alyssa H. Fontaine, Executive Vice President, General Counsel and Chief Risk Officer
•	David M. DeMilia, President of Tompkins Community Bank Hudson Valley
•	David S. Boyce, former President and Chief Executive Officer of Tompkins Insurance Agencies, Inc.
On October 31, 2025, the Company sold its subsidiary, Tompkins Insurance Agencies, Inc. (“TIA”), and Mr. Boyce’s employment with the Company ended as of that date. In connection with the sale of TIA, the Company entered into new compensation arrangements or amended compensation agreements with certain TIA employees, including Mr. Boyce. In addition, Mr. Boyce became ineligible to participate in certain of the Company’s compensation programs and benefits as of October 31, 2025.
When determining the compensation of its Named Executive Officers, the Committee considers the Company’s financial performance, a desire to retain key executives by ensuring each component of compensation is competitive, and the individual contributions of each Named Executive Officer. In 2025, the Company reported record net income due to gains from the strategic sale of TIA as well as the Company’s organic growth, with loan balances up 7.1% and deposits up 7.2% compared to 2024. Against the backdrop of these factors, the following actions were approved with respect to 2025 compensation:
•
Base Salary Increases. During the second quarter of 2025, the Committee considered most of the Company’s employees for salary rate increases, including all of the Named Executive Officers. Mr. Boyce’s increase was effective in February 2025; the increases for all of the other Named Executive Officers were effective in May 2025.

•
Short-Term Incentive Awards. In January 2024, the Committee approved the Company’s Non-Equity Short Term Incentive Plan (the “Incentive Plan”). The Incentive Plan replaced the Company’s discretionary cash bonus program. In February 2026, short-term, cash incentive awards were paid to many senior officers of the Company, including Messrs. Romaine, Tomazin, McKenna, DeMilia and Ms. Fontaine, for fiscal 2025 performance.

•
Long-Term Equity-Based Awards. In November 2025, a number of executives, including Messrs. Romaine, Tomazin, McKenna, DeMilia and Ms. Fontaine, received long-term equity-based awards. These Named Executive Officers received equity awards with both performance-based and time-based vesting.

•	Agreements Related to the TIA Sale. In connection with the TIA sale, and as contemplated under the transaction agreements, the Company entered into retention agreements with key employees of TIA,

including Mr. Boyce. Under his retention agreement, Mr. Boyce is eligible to receive a cash payment of $500,000; 2/3 of which was paid following the closing of the transaction in November 2025 and 1/3 of which is payable on the one-year anniversary of the closing of the TIA sale, subject to his continued employment with TIA on that date. In addition, Mr. Boyce and certain other TIA employees were paid transition bonuses intended to offset the value of compensation lost or forfeited in connection with the sale and for their commitment during the transaction. Mr. Boyce received a transition bonus of $355,850, which included the fair value of unvested restricted stock that was forfeited on October 31, 2025.
These elements of compensation, as well as the Committee’s process in making compensation recommendations, are described in greater detail below.
Compensation Committee and Process
Role of the Compensation Committee, Management, and Consultants
The Committee is responsible for general oversight of personnel policies for the Company and its subsidiaries, including review and administration of non-qualified deferred compensation, administrative and non-fiduciary aspects of retirement and supplemental executive retirement plans, long-term equity compensation, and executive compensation plans. Each of the members of this Committee is an “Independent Director” as defined in Section 803A of the NYSE American Company Guide, and also meets the heightened independence standards for compensation committee members set forth in NYSE American Rule 805(c).
The Committee makes recommendations concerning the compensation of our Named Executive Officers, and those recommendations are reviewed and approved by our Independent Directors; however, equity awards are granted solely by the Committee, as the designated administrator of our equity incentive plans. The Independent Directors, under the leadership of the Committee’s independent Chair, are responsible for establishing the annual performance goals and objectives of the Chief Executive Officer and evaluating his performance in light of such goals and objectives. Executive officers do not play a role in determining their own compensation, but they are called on to make recommendations concerning those individuals that report to them, including an assessment of performance. The Company’s Chief Executive Officer makes recommendations to the Committee regarding the compensation of the other Named Executive Officers. The President of Tompkins Community Bank makes recommendations to the Chief Executive Officer regarding the compensation of the bank local market presidents, including Mr. DeMilia. Additionally, the Committee reviews the competitiveness of the Company’s compensation programs, and oversees the succession planning process for executive officers, other than the Chief Executive Officer, for whom succession planning is conducted at the full Board level. The Committee also discusses and considers the results of the shareholders’ advisory vote when making decisions on the compensation paid to our Named Executive Officers and potential changes to such compensation, as discussed further below. As permitted by law and by the rules of the NYSE American, the Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.
The Compensation Committee has the authority to retain outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. Since July 2022, the Committee has retained the services of AON Human Capital Solutions, a division of Aon, plc as a compensation consultant (the “Compensation Consultant”). During 2023, the Committee engaged the Compensation Consultant to assist the Committee in developing its Benchmarking Peer Group, which is described further below.
In 2025, the Compensation Committee retained the Compensation Consultant to conduct an assessment of total compensation for the Company’s Chief Executive Officer against the Benchmarking Peer Group. This assessment led to changes to Mr. Romaine’s compensation, including an increase in his target short-term incentive as a percentage of base salary from 50% to 55%; entry into a new defined contribution supplemental executive retirement plan; and an amendment to his Amended SERP. The Committee approved these compensation changes to maintain a competitive compensation package relative to Mr. Romaine’s performance and years of experience with the Company.
The Committee also received reports and advice from the Compensation Consultant at the request of Chief Executive Officer regarding the compensation of Messrs. McKenna, Tomazin and Ms. Fontaine. Based on this review, the Committee approved a salary increase for Ms. Fontaine effective in October 2025 and an increase in Mr. Tomazin’s target short-term incentive as a percentage of his base salary from 35% to 40%. The Committee approved these compensation changes to ensure competitive total compensation arrangements for Ms. Fontaine and Mr. Tomazin based on their positions and experience.

The Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and exchange requirements, and has concluded that no conflict of interest exists that would impair the Compensation Consultant’s ability to independently provide services to the Compensation Committee.
Process of Determining Named Executive Officer Compensation
In furtherance of its objective to attract, develop and retain high caliber executives who are capable of maximizing the Company’s performance for the benefit of its shareholders, the Committee periodically compares its compensation levels, practices, and financial performance to survey and publicly available data for a group of banking institutions of similar size, geographic market or structure (the “Benchmarking Peer Group”). Based on the recommendations provided by the Compensation Consultant, the Committee approved the Benchmarking Peer Group, which included the following financial institutions:

Brookline Bancorp, Inc.	German American Bancorp Inc.
Berkshire Hills Bancorp, Inc.	Horizon Bancorp Inc.
CNB Financial Corp.	Lakeland Financial Corp.
Cambridge Bancorp	NBT Bancorp, Inc.
Camden National Corp.	Park National Corp.
City Holding Co.	Peapack - Gladstone Financial
Community Bank System, Inc.	Peoples Bancorp Inc.
ConnectOne Bancorp, Inc.	Premier Financial Corp.
Eagle Bancorp, Inc.	S&T Bancorp, Inc.
Financial Institutions, Inc.	Stock Yards Bancorp Inc.
First Commonwealth Financial Corp.	Univest Financial Corporation
Flushing Financial Corp.	Washington Trust Bancorp, Inc.

The Benchmarking Peer Group generally includes bank holding companies headquartered in the Northeast and Middle Atlantic regions of the United States with assets at December 31, 2022 of $5 billion to $13 billion. In 2025, Cambridge Bancorp and Premier Financial Corp. were removed from the Benchmarking Peer Group because they were acquired. Information from comparative groups is only one factor in the Committee’s assessment of appropriate compensation levels, policies, and practices. The Committee does not have a formal policy of targeting a certain percentile of the market data but considers market data in establishing the mix of compensation (including the allocation between cash and non-cash compensation and short and long-term equity compensation). The Committee does not have a formal policy regarding the relationship between compensation levels provided to the Chief Executive Officer and other Named Executive Officers.
The Committee considers individual performance based on the Named Executive Officer’s specific contributions to the Company’s strategic and financial results, as well as the development of the executive’s leadership knowledge and skills. Each Named Executive Officer has responsibility for one or more of our business units or divisions, and the Committee considers the overall success of the applicable business unit/division when it makes compensation decisions for that executive.
Timing of Compensation Decisions
The Committee typically makes compensation decisions for the Named Executive Officers on an annual basis and in connection with its regularly-scheduled meetings. In the first quarter of the fiscal year, the Committee sets performance goals for the short-term Incentive Plan for the upcoming year and reviews the achievement of the previous year’s performance goals. The Committee also determines the Company’s contributions, if any, to the ESOP in the first quarter of the fiscal year. As part of its annual merit review process, the Committee typically considers base salary increases in the second quarter of the fiscal year with any increases becoming effective in May. The Committee has historically granted equity awards in the fourth quarter. The Committee does not have a policy regarding the timing of grants of option awards; however, the Company has not granted options or option-like awards since 2016. In November, the Committee approves cash profit sharing payments to be made in December of each year.
Changes to 2025 Incentive Compensation Based on Consideration of Say-on-Pay Results
While advisory votes on executive compensation (“say-on-pay votes”) are non-binding, the Committee values the input of investors. In 2025, the Company’s shareholders approved, on an advisory basis, the compensation paid to our Named Executive Officers by a vote of 98.07%. The Committee did not make changes to executive compensation based on these results. At the Annual Meeting, shareholders are again being asked to approve, on an advisory basis, the compensation paid to our Named Executive Officers. See “Proposal No. 2 – Advisory Vote on Executive Compensation,” below.
Components of Compensation
The major components of the Company’s executive officer compensation are: (i) base salary, (ii) short-term incentive awards, (iii) long-term, equity-based awards, and (iv) retirement and other benefits.
Base Salary. The Company’s base salary program is designed to recognize the roles and responsibilities of executive officers’ positions and their performance in those roles. The Committee annually reviews the salaries of the Company’s executives. When setting base salary levels for recommendation to the Independent Directors, the Committee typically considers (a) competitive market conditions for executive compensation including the Benchmarking Peer Group, (b) the Company’s ability to provide merit adjustments to its employees, including the NEOs and (c) the individual’s performance with respect to their business unit and demonstrated leadership.
For 2025, the Committee set a merit budget for all employees based on a review of comparative survey data, turnover rates, local unemployment data for the geographic regions in which the Company operates, and the Company’s historical merit budgets. Based on a review of the data, the Committee established a 3% merit budget for 2025 and recommended increases generally ranging from 0% to 4%.
In 2025, most of the Company’s employees received salary increases, including each of the Named Executive Officers, as shown in the table below.

Name	January 2025 Base Annual Salary	May 2025 Base Annual Salary	Percent of Increase
Romaine	$865,000	$900,000	4.05%
Tomazin	$367,200	$403,900	10.00%
McKenna	$501,000	$516,500	3.10%
Fontaine	$362,100	$373,300	3.10%
DeMilia	$328,800	$340,300	3.50%
Boyce	$401,400	$426,500	6.25%

In determining the base salary increases for the Named Executive Officers for 2025, the Committee considered the merit budget, individual performance, and the results of a comparative executive compensation study performed by the Committee’s Compensation Consultant and presented to the Committee in January 2025. The Committee recommended an increase of 10.00% for Mr. Tomazin based on his exceeding expectations during his first two years in his role as Chief Financial Officer and because his base salary was below the median for his position in the Company’s Benchmarking Peer Group.
Mr. Boyce’s base salary increase was effective in February 2025. Upon recommendation from the Company’s Chief Executive Officer, the Committee approved a base salary increase of 6.25% for Mr. Boyce to ensure a competitive base salary level for his position and experience.
Effective October 2025, upon recommendation of the Company’s Chief Executive Officer, the Committee approved an additional base salary increase for Ms. Fontaine of 7.15%, resulting in a new base salary of $400,000. The Committee approved the increase to maintain a competitive compensation package for her position and after reviewing benchmark information provided by the Compensation Consultant.
Bonus. During 2025, the Committee approved a one-time discretionary cash bonus of $40,000 for Ms. Fontaine to maintain a competitive compensation package for her dual role as General Counsel and Chief Risk Officer.
Short-Term Incentive Awards. The Company’s Incentive Plan is a performance-based variable compensation program tied to the achievement of specific performance metrics and strategic goals. It is designed to motivate and reward selected senior officers, including the NEOs, for their contributions to the Company’s growth, profitability and overall success. Under the Incentive Plan, the NEOs are eligible to receive cash awards based on pre-established corporate and individual performance goals. For 2025, the Committee set target incentives as a percentage of base salary for each NEO.

The target short-term incentive and weightings for corporate and individual performance for each NEO are set forth below:

Name	Target Incentive as % of Base Salary	% Incentive Based On:
		Corporate Performance	Individual Performance
Stephen S. Romaine	55%	80%	20%
Matthew D. Tomazin	40%	70%	30%
John M. McKenna	40%	60%	40%
Alyssa H. Fontaine	35%	70%	30%
David M. DeMilia	35%	60%	40%
David S. Boyce	35%	60%	40%

In January 2026, the Committee determined the short-term incentive payouts for each of our executives (including our Named Executive Officers, with the exception of Mr. Boyce) based on its review of corporate and individual performance achievement for 2025.
Corporate Performance. In assessing corporate performance, the Committee set performance goals based on the Company’s Core earnings per share (“EPS”), Core revenue per share, and Core pre-tax pre-provision net revenue (“PPNR”) per share (each with equal weighting). PPNR provides a measure of profitability which is neutral to the impact of asset quality and taxes. The Committee chose these performance metrics which are financial measures not prepared in accordance with U.S. generally accepted accounting principles (“non-GAAP”) because they measure both top- and bottom-line performance. The Committee chose non-GAAP “Core” metrics to focus on operating performance and exclude unusual and non-recurring items. The Core metrics below exclude the following: a loss on the sale of securities, the gain from the TIA sale, a gain from a curtailment benefit related to the freezing of Mr. Boyce’s SERP in connection with the TIA sale, and expenses related to certain professional services fees. Based on the 2025 results shown below, the Committee determined that corporate performance was achieved at a level of 125%.

Corporate Performance Metrics	Target 2025	Actual 2025
Core Earnings Per Share	$5.55	$6.34
Core Revenue Per Share	$ 22.68	$ 23.51
Core Pre-Tax Pre-Provision Net Revenue per Share	$8.01	$9.37

Individual Performance. The Committee measured individual performance against the Named Executive Officers’ achievement of their individual goals, which were established for each of them at the beginning of 2025. The Compensation Committee evaluated the Named Executive Officers for their individual performance as follows:
Stephen S. Romaine, President and Chief Executive Officer: Mr. Romaine received a 100% award under the individual performance component reflecting his success and strong efforts leading the Company. His individual performance goals included broad responsibility for executing our strategic plan with a particular focus on restructuring the Company’s range of financial services. The Company’s expectations included shaping the culture and cohesion of the Company’s senior leaders, defining key regulatory initiatives, and identifying new ways to deploy capital.
Matthew D. Tomazin, Chief Financial Officer: Mr. Tomazin received a 95% award under the individual performance component. Mr. Tomazin’s individual performance goals included creating analysis to identify and report on top client relationships, establishing return on investment in new talent, and increasing capabilities directed toward branch profitability. He was also tasked with both financial and demographic analysis of potential market expansion and opportunity identification, further increasing efficiency and risk management processes within the Finance department, and deepening his knowledge of our commercial lending business.
John M. McKenna, President Tompkins Community Bank: Mr. McKenna received a 95% award under the individual performance component. His individual goals included the performance of our banking business, including net income, non-interest expenses, and loan and deposit growth objectives. He was also tasked with further developing our newer market-based leaders on his team, as well as further improving our commercial cash management function and our operational risk focus on the front line.

Alyssa H. Fontaine, General Counsel & Chief Risk Officer: Ms. Fontaine received a 100% award under the individual performance component. Ms. Fontaine’s individual performance goals included further maturing our capabilities in a number of risk management activities to ensure we are fully capable of meeting regulatory expectations as we grow and to provide additional risk tools to manage our business. She was also tasked with recruiting additional management resources in various risk groups, including two deputy chief risk officers, as well as continued education on risk topics.
David M. DeMilia, President Tompkins Community Bank Hudson Valley: Mr. DeMilia received a 90% award under the individual performance component. Mr. DeMilia’s individual performance goals included loan and deposit growth objectives, along with meeting non-interest expense and net interest income goals for Tompkins Community Bank’s Hudson Valley market. He was also tasked with identifying best practices for a variety of enterprise wide credit activities.
David S. Boyce, former President & CEO, TIA: Mr. Boyce was ineligible for an award under the Incentive Plan for 2025 because he was not serving as an executive officer of the Company for the duration of the performance period.
Short-Term Incentive Achievement. Based on the review of corporate and individual performance described above, the Committee determined the Named Executive Officers achieved their goals at the following levels:

Name	Actual Performance
	Corporate Performance	Individual Performance
Stephen S. Romaine	125%	100%
Matthew D. Tomazin	125%	95%
John M. McKenna	125%	95%
Alyssa H. Fontaine	125%	100%
David M. DeMilia	125%	90%
David S. Boyce	—	—

The table below shows how the target incentive opportunity amount compared to the incentive payments actually made based on the Compensation Committee’s goal weightings and assessment of the corporate and individual performance for each NEO.

	Base Salary	x	Target Incentive %	x [ (	Corporate Weight	x	Corporate Performance	) + (	Individual Weight	x	Individual Performance	) ] =	Actual Incentive Paid
Stephen S. Romaine	$900,000	x	55%	x [ (	80%	x	125%	) + (	20%	x	100%	) ] =	$594,000
Matthew D. Tomazin	$403,900	x	40%	x [ (	70%	x	125%	) + (	30%	x	95%	) ] =	$187,400
John M. McKenna	$516,500	x	40%	x [ (	60%	x	125%	) + (	40%	x	95%	) ] =	$233,500
Alyssa H. Fontaine	$400,000	x	35%	x [ (	70%	x	125%	) + (	30%	x	100%	) ] =	$164,500
David M. DeMilia	$340,300	x	35%	x [ (	60%	x	125%	) + (	40%	x	90%	) ] =	$132,200
David S. Boyce	—	x	—	x [ (	60%	x	—	) + (	40%	x	—	) ] =	—

Long-Term, Equity-Based Awards. In November 2025, the Company granted equity awards with performance-based and time-based vesting to its executive officers under its 2019 Equity Incentive Plan. The number and type of awards granted to each Named Executive Officer are set forth below. The dollar value of each NEO’s award is allocated so that 50% is granted as performance-based RSUs and 50% is granted as time-vested restricted stock. As a result of the sale of TIA, Mr. Boyce was no longer serving as an executive officer on the date the Company granted equity awards, and therefore he was not eligible to (and did not) receive a grant in 2025.

Performance-Based Awards. The Committee grants RSUs to promote executive retention and incentivize the Named Executive Officers to achieve long-term performance goals that create shareholder value and are earned if the specified financial goal is met at the end of the performance period. For 2025, the Committee granted performance-based awards in the form of restricted stock units (“RSUs”). These RSUs will vest in shares of the Company’s common stock subject to the Company’s achievement of performance goals over the period beginning on January 1, 2026 and ending on December 31, 2028 (the “performance period”).

Name	Performance-Based RSUs
	Target Award (in RSUs)	Maximum Award (in RSUs)
Stephen S. Romaine	4,645	7,897
Matthew D. Tomazin	1,365	2,184
John M. McKenna	1,365	2,184
Alyssa H. Fontaine	910	1,365
David M. DeMilia	990	1,485
David S. Boyce	—	—

The shares of common stock underlying the RSUs will vest at the target level if the average of the Company’s return on average equity (“ROAE”) for each year over the performance period is greater than or equal to the average of the Federal Reserve Board (“FRB”) Peer Group’s ROAE reported at the 50th percentile for each year during the performance period. The maximum performance goal will be met if (1) the average of the Company’s ROAE for each year over the performance period is greater than or equal to the average of the FRB Peer Group’s ROAE reported at the 75th percentile for each year during the performance period and (2) the Company achieves a 10% average increase in Core EPS during the performance period. The Company’s FRB Peer Group is the group of companies included in the FRB’s Bank Holding Company Performance Report (“BHCPR”), Peer Group 2, which covers banks and bank holding companies with assets between $3 billion and $10 billion. ROAE is shown in the BHCPR as Net Income/Average Equity Capital. Core EPS means net income attributable to Tompkins Financial Corporation before extraordinary items, and less net gain or loss on the sale of securities and nonrecurring items, expressed on a diluted per share basis. The Committee evaluates performance achievement after the FRB releases the BHCPR for the fourth quarter of the last fiscal year of the performance period.
In evaluating whether performance conditions are met, the Committee may exercise discretion and consider adjustments to exclude the effect of certain transactions, extraordinary or non-recurring items, or accounting changes. In consultation with the Compensation Consultant, the Committee made adjustments to the Company’s ROAE in determining whether the performance goal was achieved with respect to Mr. Romaine’s performance-based restricted stock for the 2022-2024 performance period. The Company’s sale of securities in 2023 at a loss, which was undertaken to improve the Company’s future results, caused the Company’s ROAE performance goal to be missed when compared to FRB Peer Group. Therefore, in order to avoid penalizing Mr. Romaine for longer-term strategic decisions that might result in short-term losses, the Committee determined to exclude the loss on the sale of the securities and other non-recurring items from the Company’s ROAE calculation. For more information regarding these adjustments, see the “2025 Option Exercises and Stock Vested” table below.
If one of our NEOs meets certain eligibility requirements described in the 2019 Equity Incentive Plan and retires prior to the expiration of the performance period, the NEO will remain eligible to receive the shares covered by their award so long as the performance goal is attained, subject to the NEO’s compliance with a three-year non-competition agreement.
Time-Based Awards. The time-based awards were granted in restricted stock and are subject to a five-year vesting schedule. This schedule provides for zero percent vesting in year one and 25% vesting in years two through five. The Committee granted these awards to promote executive retention and alignment of our executives’ interests with shareholders.

Name	Time-Based Restricted Stock Awards
Stephen S. Romaine	4,645
Matthew D. Tomazin	1,365
John M. McKenna	1,365
Alyssa H. Fontaine	910
David M. DeMilia	990
David S. Boyce	—

More information about the terms and conditions of these grants is available in the “Grants of Plan-Based Awards” table and related narrative.
The Company chooses to award equity-based compensation because such grants (1) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return, (2) give executives a significant, long-term interest in the Company’s success and (3) help retain key executives in a competitive market for executive talent. While the Committee recognizes that the executives of the Company can exert very little influence on short-term fluctuations in stock price, the Committee does believe that long-term stock price appreciation reflects achievement of strategic goals and objectives. Equity awards are granted based on the Named Executive Officers’ roles and their anticipated contribution to the achievement of the Company’s strategic goals and objectives. The Committee typically grants equity awards in November each year. Time-based awards typically vest over a five (5) year period, and the Committee has historically referenced a three (3) year performance period for performance-based grants.
In determining how to structure the 2025 equity awards, the Committee considered information and recommendations provided by the Compensation Consultant with respect to performance-based awards for a number of executives including the Named Executive Officers. The value of equity awards granted to our Named Executive Officers helps to ensure that their total compensation levels remain competitive with peers.
Retirement and Other Benefits. The Company maintains several programs that are designed to assist Company employees with their long-term retirement planning. The majority of Company employees, including the Named Executive Officers, are eligible to participate in the Company’s 401(k) Plan and ESOP. The Committee believes that, in addition to providing retirement income, these plans have the added benefit of linking compensation to the Company’s stock performance. The Company also maintains defined contribution and defined benefit pension plans.
401(k) Plan. The 401(k) Plan is a profit-sharing plan with a salary deferral arrangement that meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Pursuant to the 401(k) Plan, an employee may defer a portion of base pay, within limits specified in the 401(k) Plan. For 2025, the Company matched 100% of an employee’s contribution up to 2% of the employee’s base pay. The Company also provided an additional employer contribution of 2% of the employee’s base pay. In addition, substantially all employees of the Company and its subsidiaries who were first employed before July 2023, including the Named Executive Officers other than Messrs. Romaine and Boyce, are eligible to receive an annual discretionary Company contribution to the 401(k) Plan based on age and length of service. These discretionary contributions are subject to a three-year vesting period. Certain employees, including Messrs. McKenna and DeMilia, who participated in the Tompkins Financial Corporation 2015 Defined Contribution Plan as of November 30, 2021 receive a discretionary contribution to the 401(k) Plan at an increased level based on age and length of service. The Company’s contributions for 2025 for Messrs. Tomazin, McKenna and DeMilia, and Ms. Fontaine, are included as “All Other Compensation” in the Summary Compensation Table below, and described in Note 6 to that table.
Profit-Sharing. Substantially all employees of the Company and its subsidiaries, including the Named Executive Officers, are eligible to receive an annual cash profit-sharing payment. Employees may elect to defer all or a portion of their profit-sharing cash payment to the 401(k) Plan (which deferral is not eligible for matching by the Company). Eligible compensation used to determine profit sharing contributions is limited to the annual IRS mandated compensation limit ($350,000 for 2025). However, the Company pays a “supplemental profit sharing” amount as current cash compensation to the Named Executive Officers which represents the profit sharing attributable to their compensation in excess of the IRS-mandated compensation limit under Section 415 of the Internal Revenue Code (the “Code Section 415 Limit”).The profit-sharing and supplemental profit-sharing cash component amounts for the Named Executive Officers are included as “All Other Compensation” in the Summary Compensation Table below, and described in Note 6 to that table. In November 2025, the Committee approved a cash profit-sharing payment of 3% of each employee’s base pay for 2025.
Employee Stock Ownership Plan. The purpose of the ESOP is to permit the Company to make discretionary profit-sharing contributions to employees in the form of shares of common stock of the Company in order to facilitate stock ownership by employees. The Company’s Board of Directors determines the contributions, which are limited to a maximum amount as stipulated in the ESOP. In January 2026, the Board determined that an ESOP contribution of 2% of each employee’s base pay would be made for 2025.
Pension Plan. The Company has a defined benefit pension plan, called the Tompkins Financial Corporation Retirement Plan (the “Pension Plan”), which covers substantially all employees of the Company and its subsidiaries who were employed prior to January 1, 2010. The Pension Plan does not require or allow employee contributions. The assets of the Pension Plan are held in a separate trust, which for 2025 was administered by the Retirement Plans Management Committee. On January 1, 2010, in order to more effectively control the volatility of plan expense, the Company closed the Pension Plan to new employees. On July 31, 2015, the Pension Plan was frozen, and active participants in this plan ceased to earn an accrued benefit after this date (the “Pension Plan Freeze”). Messrs. Romaine, Boyce, McKenna and DeMilia are participants in the Pension Plan. The Pension Plan is further described in the narrative following the “Pension Benefits” table below.
Supplemental Executive Retirement Plans (“SERPs”). The Company is a party to non-qualified supplemental executive retirement plans with certain of its executive officers, including each Named Executive Officer. All benefits provided under the SERPs are unfunded and the Company makes payments directly to plan participants. These plans provide additional retirement income to promote retention and to recognize and reward long-term service to the Company.
Amended SERPs and Defined Benefit SERPs. The Company is party to amended and restated SERPs with Messrs. Romaine, McKenna, Boyce, and Ms. Fontaine, (the “Amended SERPs”) and defined benefit SERPs (the “DB SERPs”) with Messrs. Romaine and Boyce. In connection with the TIA sale, the Company has frozen Mr. Boyce’s years of service and earnings for purposes of benefit accrual under his SERPs as of October 31, 2025.
In 2019, the Company entered into Amendment No. 1 to Mr. Romaine’s Amended SERP to expand the definition of “Earnings” to include senior incentive payments in the calculation. In 2025, the Company further amended Mr. Romaine’s Amended SERP to provide a floor on the amount of senior incentive payment to be used in calculation “Earnings”. Under Amendment No. 2 to the Amended SERP, “Earnings”, which previously included 50% of any senior incentive actually paid in an applicable year, will instead be calculated based on 50% of the greater of (1) the senior incentive actually paid in an applicable year and (2) 70% of the target senior incentive with respect to such year. The Amended SERPs and DB SERPs are further described in the narrative following the “Pension Benefits” table, below.
Defined Contribution SERPs. The Company is party to defined contribution SERPs (each a “DC SERP”) with Messrs. Romaine, Tomazin, McKenna and DeMilia. The DC SERPs are described below and in the narrative following the “2025 Nonqualified Deferred Compensation” table below.
In December 2025, the Company entered into a DC SERP with Mr. Romaine in recognition of his years of experience and performance with the Company and to maintain a competitive compensation package. The Company makes contributions annually at a rate of 15% of Mr. Romaine’s base salary.
In December 2025, the Company entered into a DC SERP with Mr. Tomazin in 2025 in recognition of his growth in the role of CFO combined with the desire to provide a competitive total compensation package. The Company makes contributions annually at a rate of 20% of Mr. Tomazin’s base salary.
Mr. DeMilia participates in a DC SERP into which the Company makes an annual contribution of 16% of his annual base salary.
Mr. McKenna participates in a DC SERP into which the Company makes contributions that would otherwise be limited due to the Code Section 415 Limit.
Deferred Compensation Plan. The Company maintains a nonqualified deferred compensation plan for a select group of officers, including the Named Executive Officers. This plan allows participating officers to defer receipt of all or a portion of cash bonuses/incentives, profit-sharing payments and supplemental profit-sharing payments. Amounts deferred under the deferred compensation plan on the part of the Named Executive Officers are included as “Bonus”, “Non-Equity Incentive Plan Compensation” or “All Other Compensation,” as applicable, in the Summary Compensation Table and in the “2025 Nonqualified Deferred Compensation Table” below.
Life Insurance Benefits. As a part of its comprehensive and competitive approach to compensation, the Company provides life insurance benefits to certain officers of the Company, including all of the Named Executive Officers. For Messrs. Romaine and Boyce, the Company has entered into split dollar life insurance agreements. These insurance contracts are carried at cash surrender value on the Company’s consolidated statements of financial condition. Increases in the cash surrender value of the insurance are reflected as noninterest income, and the related mortality expense is recognized as other employee benefits expense in the Company’s consolidated statements of income. The value of premiums paid with respect to such life insurance on behalf of the Named Executive Officers is included as “All Other Compensation” in the Summary Compensation Table. The split dollar agreement for Mr. Romaine establishes a minimum death benefit payable under his plan and a maximum payment equal to the lesser of (a) four times his base annual salary (as defined in the plan), or (b) the death benefit or benefits available under the Policy or Policies (as defined in the plan) maintained as of the date of his death. In connection with the TIA sale, the Company amended Mr. Boyce’s split dollar insurance agreement such that Mr. Boyce’s benefits under the plan will be calculated as if he had reached age 59 as of October 31, 2025, which will entitle his beneficiaries to death benefits equal to 1.6 times his base salary. Mr. McKenna, Mr. Tomazin, Ms. Fontaine, and Mr. DeMilia are entitled to a Group Term Life benefit of two times their base annual salary.
Post-Retirement Life Insurance. The Company provides post-retirement life insurance coverage under the split dollar agreements described above for Messrs. Romaine and Boyce and pursuant to a Group Term Life benefit for Mr. McKenna.
Perquisites. Perquisites for the Named Executive Officers are limited to personal use of a Company-owned vehicle and an opportunity for partial reimbursement of club membership dues. The Committee believes that these limited benefits assist the Named Executive Officers in the performance of their duties by providing convenience in light of the significant demands on our Named Executive Officers’ time, including frequent car travel on business and providing a place for business development activities. Messrs. McKenna and DeMilia received partial reimbursement for their club memberships. Other Named Executive Officers have declined this perquisite.
Termination of Employment and Change-in-Control Arrangements. The Company does not have employment contracts with the Named Executive Officers and does not maintain a severance plan that covers the Named Executive Officers. However, the Company is obligated to provide certain payments to the Named Executive Officers upon termination as part of their SERPs. In addition, under the Company’s equity incentive plans, outstanding unvested equity awards may fully vest if a Named Executive Officer is terminated in connection with a change of control of the Company. SERP payments, accelerated vesting of equity awards and other benefits due upon termination are explained under the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement. In the change-in-control context, these payments and benefits are subject to a “double trigger” as described in greater detail under that section.
Long-Term Disability Benefits. As a part of its comprehensive and competitive approach to compensation, all Named Executive Officers participate in the Group Long-Term Disability Plan. In addition, the Company maintains Executive Individual Disability Insurance to provide additional income that is more in line with the executive’s total compensation in the event an Executive becomes disabled. Total annual disability benefits are shown in the chart on page 40.
Compensation Forfeiture & Recovery
The Compensation Committee has adopted the Tompkins Financial Corporation Amended and Restated Clawback Policy to recover incentive-based executive compensation in connection with accounting restatements due to material non-compliance with federal securities laws (where the relevant performance measures upon which incentive compensation was based are adjusted or otherwise impacted by the restatement). The policy is intended to comply with the rules adopted by the SEC and the NYSE American. The Company’s rights under this policy to recover excess incentive compensation are in addition to any other remedies available to the Company under applicable law, policy or agreement including, without limitation, those rights described under Section 304 of the Sarbanes-Oxley Act of 2002.
In addition, the 2019 Equity Incentive Plan allows the Compensation Committee to specify in any award agreement with our executives (including our Named Executive Officers) that the executive’s rights under an award are subject to alteration or reduction upon the occurrence of certain events, including, but not limited to, a breach of restrictive covenants or conduct that is detrimental to the business or reputation of the Company. We have included such a provision in each of the award agreements covering grants of equity incentive compensation to our Named Executive Officers.
Tompkins Financial Corporation aims to compensate its executive officers competitively for their performance while also mitigating potential risks for the Company. Management and the Board have been careful to mitigate many of the risks of incentive programs, choosing to reward proven results based on performance that is not tied to one specific metric, but instead is based on the achievement of a combination of individual, division, business unit, and corporate financial goals, as described herein. These plans and programs are designed to avoid incentivizing executive officers to take unnecessary risk with respect to a customer, the organization or our shareholders. We believe that these efforts are supported by an effective risk management system and strong corporate governance.
Hedging and Pledging
As described above under “Corporate Governance Matters – Corporate Governance Guidelines,” the Guidelines include a policy prohibiting non-employee directors and executive officers, including the Named Executive Officers, from hedging the economic risk of their ownership of the Company’s equity securities or from pledging more than the lesser of (1) 1,000 shares and (2) 20% of the Company’s equity securities beneficially owned by such person.
Tax and Accounting Considerations
The accounting and tax treatment of compensation generally has not been a significant factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit and value to the executive.
Section 409A of the Internal Revenue Code imposes an additional tax on certain forms of deferred compensation. The Committee takes Section 409A into account in determining the form and timing of compensation paid to the Company’s executives.
Section 162(m) of the Internal Revenue Code generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the chief executive officer, chief financial officer or any of the three other highest paid executive officers.
While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. Accordingly, the Committee may award compensation to the Company’s executive officers that is not fully deductible if it determines the compensation is consistent with its philosophy and is in the Company’s and its shareholders’ best interests.
The Company values equity incentive awards in accordance with FASB ASC Topic 718. More information regarding the application of ASC Topic 718 by the Company may be found in Note 12 (Stock Plans and Stock-Based Compensation) to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with the management of the Company. Based on such review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s 2025 Annual Report on Form 10-K.
Members of the Compensation Committee:
Patricia A. Johnson, Chair
Janet M. Coletti
Heidi M. Davidson
Daniel J. Fessenden

2025 Summary Compensation Table
The following table sets forth information concerning the total compensation earned by the Company’s Chief Executive Officer, the Chief Financial Officer, the next three most highly-compensated executive officers of the Company who were serving as executive officers as of December 31, 2025, and Mr. Boyce, whose compensation is required to be included in this proxy statement under applicable SEC rules. These six officers are referred to as the “Named Executive Officers” in this Proxy Statement.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Stephen S. Romaine President & CEO of Tompkins Financial Corporation	2025	887,481	—	629,769	—	594,000	904,619	205,340	3,221,209
	2024	854,738	—	519,355	—	432,500	—	68,058	1,874,651
	2023	823,538	250,800	504,078	—	—	1,121,829	56,801	2,757,046

Matthew D. Tomazin Executive Vice President & CFO of Tompkins Financial Corporation	2025	390,773	—	185,067	—	187,400	86	140,691	904,017
	2024	357,575	—	179,834	—	126,600	—	57,842	721,851
	2023	260,250	55,000	118,366	—	—	—	40,787	474,403

John M. McKenna President of Tompkins Community Bank	2025	519,684	—	185,067	—	233,500	128,526	83,784	1,150,561
	2024	493,789	—	179,834	—	192,400	1,992	78,064	946,079
	2023	473,727	119,500	169,897	—	—	113,797	83,365	960,286

Alyssa H. Fontaine Executive Vice President, GC & CRO of Tompkins Financial Corporation	2025	373,402	40,000	123,378	—	164,500	17,717	59,203	778,200

David M. DeMilia President of Tompkins Community Bank Hudson Valley	2025	336,187	—	134,224	—	132,200	4,831	117,845	725,287
	2024	324,872	—	120,138	—	112,800	—	118,912	676,722

David S. Boyce Former President & CEO of Tompkins Insurance Agencies	2025	363,102	689,350	—	—	—	205,155	20,752	1,278,359
	2024	397,119	—	179,834	—	137,700	—	40,975	755,628
	2023	384,004	92,000	118,366	—	—	247,583	28,948	870,901

(1)
The increased salary amounts included in the table for 2025 reflect merit increases awarded in May 2025. This column also includes compensation-replacement payments made pursuant to broad-based employee leave plans.

(2)
Amounts shown for 2023 represent cash bonus awards under the Company’s cash bonus structure prior to the adoption of the Incentive Plan in 2024. Of this amount, Mr. Boyce deferred 25% under the Tompkins Financial Corporation Deferred Compensation Plan for Selected Officers.

(3)
Reflects the fair value of the awards at the grant date, in accordance with FASB ASC Topic 718 for financial statement reporting purposes, excluding the effect of estimated forfeitures. The stock awards reflected in this column include both time-based restricted stock awards and performance-based RSUs. For the performance-based RSUs, the fair value at the grant date is based upon the probable outcome of the performance conditions of the awards. If the maximum performance conditions are achieved for the RSUs granted during 2025, the grant date fair value would be $535,338 for Mr. Romaine, $148,053 for Mr. Tomazin, $148,053 for Mr. McKenna, $92,533 for Ms. Fontaine, and $100,668 for Mr. DeMilia. For additional information as to the assumptions made in valuation, see Note 12 - Stock Plans and Stock-Based Compensation to the consolidated financial statements filed with the SEC in the Company’s 2025 Annual Report on Form 10-K. Amounts shown in the table do not necessarily correspond to the actual value that may be recognized by the Named Executive Officers.

(4)
These amounts reflect cash short-term incentive awards made under the Incentive Plan. Mr. Boyce deferred 25% of the amount paid to him for 2024 under the Tompkins Financial Corporation Deferred Compensation Plan for Selected Officers.

(5)
This column reflects: 1) changes in pension value under the Pension Plan, 2) changes in pension value under the executive’s SERP, and 3) changes in pension value under the DB SERP for Messrs. Romaine and Boyce, as discussed below under “Retirement Plans.” The amounts included in this column do not represent current cash benefits payable to the Named Executive Officers or the annual cost of these benefits. Rather, these amounts represent the difference between the actuarial present value of each Named Executive Officer’s accrued benefit under the Pension Plan, Amended SERP(s) and/or the DB SERP(s) at December 31st of the applicable year and at December 31st of the preceding year, using the actuarial assumptions in effect on these respective dates. These amounts may experience significant increases or decreases from year to year due to changes in discount rates and/or mortality tables used to determine present value. The following assumptions were used by the Company’s retirement plan actuaries to calculate the Change in Pension Value from year-end 2024 to year-end 2025.

Discount Rate: Pension plan(s) 5.28% at 12/31/2025, 5.42% at 12/31/2024; SERP(s): 5.32% at 12/31/2025, 5.46% at 12/31/2024.
Mortality: The mortality assumptions reflect the Society of Actuaries’ most recently published tables of private sector pension plan rates.
The aggregate change in actuarial present value of accumulated benefits for certain Named Executive Officers for 2024 were negative due to the significant increase in the discount rate from 12/31/2023 to 12/31/2024. However, applicable SEC rules do not permit us to disclose a negative number in the column. The actual decreases in 2024 actuarial present values were as follows: Mr. Romaine: $(80,110); Mr. Boyce: $(59,615), and Mr. DeMilia: $(2,942).
This column also includes above-market interest on nonqualified deferred compensation and DC SERP balances paid in 2025 as follows: Mr. Romaine: $144; Mr. Tomazin: $86; Mr. McKenna: $1,266; Mr. DeMilia: $2,598; and Mr. Boyce: $15,973.
(6)
The amount in this column includes: employer matching contributions pursuant to the 401(k) Plan, 2% employer contribution to the 401(k) Plan, Company discretionary contributions to the 401(k) Plan, and amounts paid pursuant to profit sharing and supplemental profit sharing as explained in the “Retirement and Other Benefits” section on page 25; a contribution to the DC SERP for Messrs. Romaine, Tomazin, DeMilia and McKenna; the dollar value of the applicable life insurance premiums paid on the Named Executive Officers’ behalf by the Company; and perquisites and other personal benefits or property.

For Mr. Romaine, the amounts included in this column for 2025 were as follows: Company cash profit-sharing, $10,500; ESOP contribution, $7,000; supplemental profit sharing $26,874; Company match on salary deferral to the 401(k) Plan, $7,000; 2% Company employer contribution to 401(k) Plan, $7,000; Company contribution to DC SERP Plan, $135,000; dollar value of life insurance premiums, $11,205; personal use of Company-owned vehicle, $761.
For Mr. Tomazin, the amounts included in this column for 2025 were as follows: Company cash profit sharing, $10,500; ESOP contribution, $7,000; supplemental profit sharing $2,039; Company match on salary deferral to the 401(k) Plan, $7,000; Company discretionary contribution to the 401(k) Plan, $14,000; 2% Company employer contribution to 401(k) Plan, $7,000; Company contribution to DC SERP Plan, $80,780; dollar value of life insurance premiums, $879; personal use of Company-owned vehicle, $11,493.
For Mr. McKenna, the amounts included in this column for 2025 were as follows: Company cash profit sharing, $10,500; ESOP contribution, $7,000; supplemental profit-sharing, $7,173; Company match on salary deferral to the 401(k) Plan, $7,000; 2% Company employer contribution to the 401(k) Plan, $7,000; Company discretionary contributions to the 401(k) Plan, $25,500; Company contribution to DC SERP Plan, $3,375; dollar value of life insurance premiums, $4,902; personal use of Company-owned vehicle, $5,266; partial reimbursement of club membership dues, $6,068.
For Ms. Fontaine, the amounts included in this column for 2025 were as follows: Company cash profit sharing, $10,500; ESOP contribution, $7,000; supplemental profit sharing, $1,170; Company match on salary deferral to the 401(k) Plan, $7,000; Company discretionary contribution to the 401(k) Plan, $15,750; 2% Company employer contribution to the 401(k) Plan, $7,000; dollar value of life insurance premiums, $1,259; personal use of Company-owned vehicle, $9,524.
For Mr. DeMilia, the amounts included in this column for 2025 were as follows: Company cash profit-sharing, $10,086; ESOP contribution, $6,724; Company match on salary deferral to the 401(k) Plan, $6,724; 2% Company employer contribution to the 401(k) Plan, $6,724; Company discretionary contributions to the 401(k) Plan, $21,875; Company contribution to DC SERP Plan, $52,608; dollar value of life insurance premiums, $1,121; personal use of Company-owned vehicle, $1,108; partial reimbursement of club membership dues, $10,875.
For Mr. Boyce, the amounts included in this column for 2025 were as follows: Company match on salary deferral to the 401(k) Plan, $7,000; 2% Company employer contribution to the 401(k) Plan, $7,000; dollar value of life insurance premiums, $5,188; personal use of Company-owned vehicle, $1,564.
Long-Term Equity-Based Awards and Stock Grants
The Company maintains the 2019 Equity Incentive Plan as a vehicle to encourage the continued employment of key employees of the Company and its subsidiaries, and to align their interests with those of the Company’s shareholders by facilitating the employees’ ownership of a stock interest in Tompkins Financial Corporation. The Committee believes that an equity plan is in the best interests of the Company and its shareholders since it enhances the Company’s ability to continue to attract and retain qualified officers and other key employees. The Committee’s practice has been to grant awards to Named Executive Officers on an annual basis.
In November 2025, each of the Named Executive Officers, other than Mr. Boyce, received an award of RSUs with performance-based vesting, as described above under “Compensation Discussion and Analysis – Components of Compensation – Long-Term Equity-Based Awards.” Also in November 2025, each of the Named Executive Officers received an additional award of time-based restricted stock with a five-year vesting schedule. This schedule provides for zero percent vesting in year one and 25% vesting in years two through five.

Option/Equity Grants in Fiscal 2025
Grants of Plan-Based Awards

	Grant Date	Estimated possible payouts under non- equity incentive plan awards(1)		Estimated future payouts under equity incentive plan awards(2)		All other stock awards: Number of shares of stock or units(3)	All other option awards: Number of securities underlying options	Exercise or base price of the option awards	Grant date fair value of stock and option awards(4)(5)	Grant date FMV of MAX(4)(6)
		Target ($)	Max ($)	Target (#)	Max (#)	(#)	(#)	($/Sh)	($)	($)
Stephen S. Romaine	N/A	495,000	742,500	—	—	—	—	—	—
	Nov. 12, 2025	—	—	4,645	7,897	—	—	—	314,885	535,338
	Nov. 12, 2025	—	—	—	—	4,645	—	—	314,885
Matthew D. Tomazin	N/A	161,560	242,340	—	—	—	—	—	—
	Nov. 12, 2025	—	—	1,365	2,184	—	—	—	92,533	148,053
	Nov. 12, 2025	—	—	—	—	1,365	—	—	92,533
John M. McKenna	N/A	206,600	309,900	—	—	—	—	—	—
	Nov. 12, 2025	—	—	1,365	2,184	—	—	—	92,533	148,053
	Nov. 12, 2025	—	—	—	—	1,365	—	—	92,533
Alyssa H. Fontaine	N/A	140,000	210,000	—	—	—	—	—	—
	Nov. 12, 2025	—	—	910	1,365	—	—	—	61,689	92,533
	Nov. 12, 2025	—	—	—	—	910	—	—	61,689
David M. DeMilia	N/A	119,105	178,658	—	—	—	—	—	—
	Nov. 12, 2025	—	—	990	1,485	—	—	—	67,112	100,668
	Nov. 12, 2025	—	—	—	—	990	—	—	67,112
David S. Boyce	N/A	—	—	—	—	—	—	—	—
	Nov. 12, 2025	—	—	—	—	—	—	—	—	—
	Nov. 12, 2025	—	—	—	—	—	—	—	—	—

(1)
Represents awards that could have been earned based on performance in fiscal year 2025 under the Incentive Plan. These columns show the awards that were possible at the Target and Maximum levels of performance. Actual payouts are shown above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Represents awards of RSUs granted under the 2019 Equity Incentive Plan.
(3)	Represents awards of restricted stock granted under the 2019 Equity Incentive Plan.
(4)	Stock awards granted on November 12, 2025 are valued at the closing market price for our common stock on the NYSE American on November 12, 2025 of $67.79.
(5)
For performance-based awards, represents the grant date fair value for awards based upon the probable outcome of the performance conditions of the awards. The performance-based vesting conditions are described above under “Compensation Discussion and Analysis - Long-Term, Equity-Based Awards.”

(6)	Represents the grant date fair value for awards if the maximum performance conditions are achieved for the awards.

Outstanding Equity Awards of Named Executive Officers
The following table shows the aggregate number of unexercised options, stock appreciation rights, and unvested restricted stock awards outstanding as of December 31, 2025 for each of the Named Executive Officers.
2025 Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Stephen S. Romaine	11/12/2025	—	—	—	—	—	4,645	336,855	4,645	336,855
	11/12/2024	—	—	—	—	—	3,480	252,370	3,480	252,370
	11/9/2023	—	—	—	—	—	3,705	268,687	4,940	358,249
	11/9/2022	—	—	—	—	—	1,547	112,188	3,095	224,449
	11/9/2021	—	—	—	—	—	724	52,504	—	—
	11/9/2016	1,734	—	—	76.90	11/9/2026	—	—	—	—
Total		1,734	—	—			14,101	1,022,604	16,160	1,171,923
Matthew D. Tomazin	11/12/2025	—	—	—	—	—	1,365	98,990	1,365	98,990
	11/12/2024	—	—	—	—	—	1,205	87,387	1,205	87,387
	11/09/2023	—	—	—	—	—	870	63,092	1,160	84,123
	11/09/2022	—	—	—	—	—	235	17,042	—	—
	11/09/2021	—	—	—	—	—	111	8,050	—	—
Total		—	—	—			3,786	274,561	3,730	270,500
John M. McKenna	11/12/2025	—	—	—	—	—	1,365	98,990	1,365	98,990
	11/12/2024	—	—	—	—	—	1,205	87,387	1,205	87,387
	11/09/2023	—	—	—	—	—	1,249	90,577	1,665	120,746
	11/09/2022	—	—	—	—	—	365	26,470	730	52,940
	11/09/2021	—	—	—	—	—	340	24,657	—	—
	11/9/2016	802	—	—	76.90	11/9/2026	—	—	—	—
							—	—	—	—
Total		802	—	—			4,524	328,081	4,965	360,063
Alyssa H. Fontaine	11/12/2025	—	—	—	—	—	910	65,993	910	65,993
	11/12/2024	—	—	—	—	—	805	58,379	805	58,379
	11/09/2023	—	—	—	—	—	870	63,092	1,160	84,123
	11/09/2022	—	—	—	—	—	365	26,470	730	52,940
	11/09/2021	—	—	—	—	—	340	24,657	—	—
	11/09/2016	802	—	—	76.90	11/9/2026	—	—	—	—
Total		802	—	—			3,290	238,591	3,605	261,435
David M. DeMilia	11/12/2025	—	—	—	—	—	990	71,795	990	71,795
	11/12/2024	—	—	—	—	—	805	58,379	805	58,379
	11/09/2023	—	—	—	—	—	870	63,092	1,160	84,123
	11/09/2022	—	—	—	—	—	365	26,470	730	52,940
	11/09/2021	—	—	—	—	—	340	24,657	—	—
	11/09/2016	255	—	—	76.90	11/9/2026	—	—	—	—
Total		255	—	—			3,370	244,393	3,685	267,237
David S. Boyce(4)	11/12/2025	—	—	—	—	—	—	—	—	—
	11/12/2024	—	—	—	—	—	—	—	1,205	87,387
	11/09/2023	—	—	—	—	—	—	—	1,160	84,123
	11/09/2022	—	—	—	—	—	—	—	730	52,940
	11/09/2021	—	—	—	—	—	—	—	—	—
	11/9/2016	802	—	—	76.90	11/9/2026	—	—	—	—
Total		802	—	—			—	—	3,095	224,450

(1)	Stock Settled Appreciation Rights (SSARs) reported in this column are vested and currently exercisable.
(2)
Restricted stock awards reported in the table that were granted in 2021, 2022, 2023, 2024, and 2025 have a five-year vesting schedule with zero percent vesting in year one and 25% vesting in years two through five.

(3)	Market value for shares of restricted stock that have not vested is calculated using the closing sales price of our common stock on the NYSE American on December 31, 2025 of $72.52.

(4)
In connection with the TIA sale, Mr. Boyce forfeited his unvested shares of time-based restricted stock. Under the terms of the 2019 Equity Plan and his award agreements, Mr. Boyce remains eligible to receive shares subject to his outstanding performance-based RSUs if the relevant performance criteria are satisfied, and subject to his compliance with a three-year non-competition agreement.

Options Exercised and Stock Vested During Fiscal 2025
The following table sets forth information concerning the exercise of options and vesting of shares of restricted stock and performance shares for each Named Executive Officer during fiscal 2025 and the value realized upon exercise or vesting.
2025 Option Exercises and Stock Vested

	Option Awards (1)		Stock Awards
	Number of Shares Acquired on Exercise(2)	Value Realized on Exercise(3)	Number of Shares Acquired on Vesting(4)	Value Realized on Vesting(5)
	(#)	($)	(#)	($)
Stephen S. Romaine	—	—	6,474	424,333
Matthew D. Tomazin	—	—	597	39,808
John M. McKenna	2,235	19,199	1,377	91,818
Alyssa H. Fontaine	—	—	1,251	83,417
David M. DeMilia	—	—	954	63,613
David S. Boyce	—	—	—	—

(1)	Includes Stock Settled Appreciation Rights (SSARs)
(2)	Reflects the total number of shares underlying the award exercised. The number of shares Mr. McKenna actually acquired on exercise was 150.
(3)	Equal to the difference between the market price of our common stock on the NYSE American at exercise and the exercise price for such equity awards.
(4)
The amount shown for Mr. Romaine includes 2,895 shares of performance-based restricted stock. In April 2025, the Committee determined that the performance conditions for Mr. Romaine’s performance-based restricted stock awards for the 2022-2024 performance period were achieved based on average adjusted ROAE, which is a non-GAAP financial measure. The Company’s average ROAE over the 2022-2024 performance period was 8.36%. In making this determination, and in consultation with the Compensation Consultant, the Committee considered adjustments to the Company’s net income presented in accordance with GAAP to exclude certain nonrecurring items as further discussed above under “Compensation Discussion and Analysis - Long-Term, Equity Based Awards”. The Committee determined that the performance conditions were met based on the Company’s average adjusted ROAE of 11.36% being above the average of the FRB Peer Group’s ROAE of 10.78%. The below table reconciles the Company’s average adjusted ROAE to average ROAE (dollar amounts are in thousands).

	2022	2023	2024
Net income (GAAP)	$85,030	$9,505	$70,850
Adjustments for non-operating income and expense
Loss (gain) on sale of investment securities	—	69,973	(32)
NYS minimum tax adjustment related to sale of investment securities	—	830
Branch closures	—	879	389
Severance related to staffing restructuring	—	800	225
BOLI surrender	—	775
Total adjustments	—	73,257	582
Tax effect	(932)	(16,483)	(131)
Total adjustments, tax effected	—	56,774	451
Adjusted net income (Non-GAAP)	85,030	66,279	71,301
Average total equity (GAAP)	$641,725	$634,732	685,814
				3-Yr Avg
Return on average equity (GAAP)	13.25%	1.50%	10.33%	8.36%
Adjusted return on average equity (Non-GAAP)	13.25%	10.44%	10.40%	11.36%

(4)	Equal to the market price of our common stock on the NYSE American at vesting multiplied by the number of shares that vested.

Retirement and Other Income
The following table provides information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes a tax-qualified defined benefit plan and a supplemental executive retirement plan, but it does not include defined contribution plans (whether tax-qualified or not).
Pension Benefits

Name	Plan Name		Number of Years Credited Service(1) #	Present Value of Accumulated Benefit $	Payments During Last Fiscal Year $
Stephen S. Romaine	Pension Plan		14.58	499,310	—
	Amended SERP		31.83	7,061,297	—
	DB SERP		10.42	$383,984	—
		Total		7,944,591	—

Matthew D. Tomazin	—		—	—	—
		Total	—		—

John M. McKenna	Pension Plan		6.25	151,891	—
	Amended SERP		11.00	$501,090	—
		Total		652,981	—

Alyssa H. Fontaine	Amended SERP		10.00	72,786	—
		Total		72,786	—

David M. DeMilia	Pension Plan		1.67	$26,736	—
		Total		26,736	—

David S. Boyce	Pension Plan		14.25	413,036	—
	Amended SERP		36.83	1,500,903	—
	DB SERP		10.25	$379,055	—
		Total		2,292,994	—

(1)
Pension Plan service represents service with Tompkins Financial Corporation. This service was frozen effective July 31, 2015 due to the Pension Plan Freeze (defined below). SERP service represents service with Tompkins Financial Corporation and subsidiaries, and any entities acquired by Tompkins Financial Corporation. DB SERP service represents service with Tompkins Financial Corporation following the Pension Plan Freeze.

The present value of accumulated benefits shown in the Pension Benefits table above is based on benefits accrued as of December 31, 2025. The amounts reflect the method and assumptions used in calculating our pension liability under U.S. GAAP as of that date, except that (1) each participant is assumed to commence benefits on his normal retirement date, and (2) there is no assumed mortality prior to the benefit commencement date. For additional information regarding assumptions used in calculating the value of participant benefits under the Pension Plan and the SERPs, see Note 11 - Employee Benefit Plans to the consolidated financial statements included in the Company’s 2025 Annual Report on Form 10-K.
The Pension Plan provides a monthly benefit payable at retirement. When a participant terminates employment or retires, the accrued benefit is converted into a monthly annuity. This type of plan is often referred to as a “pension equity plan.” On January 1, 2010, the Company closed the Pension Plan to new employees. On July 31, 2015, the Pension Plan was frozen, and active participants in this plan ceased to earn additional accrued benefits after this date (the “Pension Plan Freeze”). Accrued benefits were determined by the accumulation of credits which were earned based on the sum of the participant’s age and years of service, multiplied by the participant’s “Average Final Earnings” under the Plan. “Average Final Earnings” was calculated based on the average of the participant’s compensation over the five consecutive plan years out of the last ten which produced the highest average as of the date of the Pension Plan Freeze. “Compensation” generally consisted of total W-2 earnings, less incentive bonuses, fringe benefits and compensation from stock option exercises.

Pension Plan participants are eligible for an unreduced benefit upon the attainment of their “Normal Retirement Date,” which is generally the first day of the month following their 65th birthday. Participants are eligible for a reduced benefit upon retirement prior to age 65 if they have attained age 55 and have 10 years of credited service. Messrs. Romaine, Boyce, and McKenna are currently eligible for early retirement benefits under the Pension Plan. Benefits under the Pension Plan are not subject to any reduction for Social Security benefits or other offset amounts. Benefits may be paid in certain alternative forms having actuarial equivalent values.
In addition to the Pension Plan, the Named Executive Officers receive retirement benefits under one or more SERPs with the Company, as follows:
•
Amended SERPs. For Messrs. Romaine, Boyce, and McKenna, and Ms. Fontaine the Amended SERPs provide each executive with supplemental retirement income upon the attainment of age 65 with at least 10 years of service. Executives are eligible for a reduced early retirement benefit upon the attainment of age 55 with at least 10 years of service. The benefit is further reduced by 5% for each year the executive officer’s service, as defined in the agreement, is less than 20 years, and for each year that the executive officer is below age 65. Messrs. Romaine, Boyce and McKenna are currently eligible for early retirement benefits under their Amended SERPs. The retirement benefit is payable monthly until the executive officer’s death. For the Named Executive Officers other than Mr. Romaine, “Earnings” is the average of the executive officer’s five highest calendar years of base salary. For Mr. Romaine, beginning in 2019, “Earnings” also includes 50% of any senior incentive paid in an applicable year and beginning in 2025, “Earnings” also includes 50% of the greater of (1) the senior incentive actually paid in an applicable year and (2) 70% of the target senior incentive with respect to such year. For Messrs. Romaine and Boyce, the SERP benefit formula is 75% of the executive’s “Earnings,” minus his Pension Plan benefit had it not been frozen, minus his Social Security benefit. In connection with the TIA sale, the Company has frozen Mr. Boyce’s years of service and earnings for purposes of benefit accrual under his Amended SERP as of October 31, 2025. Mr. McKenna’s SERP benefit formula is 18% of his “Earnings,” with no reduction for Pension Plan or Social Security benefits. Ms. Fontaine’s SERP benefit formula is 10% of her “Earnings,” with no reduction for Social Security benefits.

•
DB SERPs. For Messrs. Romaine and Boyce, the DB SERP provides a benefit that is equal to the benefit under the Pension Plan had it not been frozen in 2015, minus the frozen Pension Plan benefit. The DB SERP is essentially an unsecured promise by the Company to provide executives with the benefit that would have been provided in the Pension Plan had it not been frozen. Because the DB SERP is intended to replace the Pension Plan accruals that were lost when the Pension Plan was frozen, the DB SERP provisions mirror those in the Pension Plan. Messrs. Romaine and Boyce are currently eligible for early retirement benefits under their DB SERPs. In connection with the TIA sale, the Company has frozen Mr. Boyce’s years of service and earnings for purposes of benefit accrual under his DB SERP as of October 31, 2025.

2025 Non-Qualified Deferred Compensation

	Plan Type	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
		($)	($)	($)	($)	($)
Stephen S. Romaine	DC SERP	—	131,828	433	—	132,261
Matthew D. Tomazin	DC SERP	—	78,882	259	—	79,141
John M. McKenna	DC SERP	—	3,088	3,746	—	52,992
Alyssa H. Fontaine	N/A	—	—	—	—	—
David M. DeMilia	DC SERP	—	51,461	7,690	—	112,608
David S. Boyce	Deferred Compensation	34,425	—	47,236	—	663,882(3)

(1)
Mr. Boyce has elected to defer 25% of his short-term incentive, which is the amount included in this column. The amounts shown in this column are also included in the “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table, above.

(2)	This column includes contributions to the DC SERPs. All amounts shown in this column are also included in the “All Other Compensation” Column of the Summary Compensation Table, above.
(3)	The aggregate balance includes deferrals since Mr. Boyce’s election to participate in the plan in 2003.

Deferred Compensation Plan for Selected Officers
As noted above, the Company maintains a nonqualified deferred compensation plan for executive officers, which allows them to defer receipt of all or a portion of cash incentive or cash bonus, profit-sharing payments and supplemental profit-sharing payments. Mr. Boyce was the only Named Executive Officer who participated in the deferred compensation plan in 2025. Amounts deferred by participants are credited to a bookkeeping account maintained for each participant. Such amounts then accrue interest on a quarterly basis, at a rate equal to the higher of either the highest yielding Treasury constant maturity bond for that calendar year, as reported in the Federal Reserve Statistical Release, or the prime rate, as published in The Wall Street Journal on the first business day of that calendar year. During 2025, interest accrued under the deferred compensation plan at the prime rate, 7.5%. Earnings reported in the table above are considered “above-market” or “preferential” under applicable SEC rules, and the above-market portion of those earnings are reported in the Summary Compensation Table, above. If the participant elects to defer a short-term incentive or profit-sharing payment, the amount credited to their account under the deferred compensation plan is the net amount after Social Security and Medicare are withheld.
At the time a participant elects to participate in the deferred compensation plan, they also select a deferral payment date, on which payments under the plan will commence. Payments will be either in a lump sum or in the number of annual installments specified by the officer at the time they select the deferral payment date. The deferral payment date must occur no earlier than the calendar year after the officer’s 60th birthday, and no later than the calendar year after the officer’s 65th birthday.
A participant may terminate their election to defer payments under the deferred compensation plan. Any such election is effective on the last day of the calendar year in which the election was made.
All payments under the deferred compensation plan are made in cash. Upon the death of a participant in the deferred compensation plan, any remaining balance in their account will be paid in a lump sum to their estate or designated beneficiaries. A participant may, under certain circumstances specified in the deferred compensation plan, be entitled to a hardship distribution of all or any portion of their account.
Defined Contribution SERPs
As discussed above under “Compensation Discussion and Analysis - Retirement and Other Benefits”, in December 2025 the Company entered into DC SERPs with Messrs. Romaine and Tomazin. The Company makes an annual contribution of 15%, beginning in 2025, to a DC SERP for Mr. Romaine. Contributions to the DC SERP are accumulated in an unfunded, interest-bearing deferred compensation account (the “DC SERP Account”). Mr. Romaine will be fully vested in his DC SERP Account if he remains employed until age 63. All future accumulated balances after age 63 will be considered 100% vested. Mr. Romaine has the ability to elect with each year’s contribution the date certain to receive distribution and the duration of said distribution. Upon Mr. Romaine’s death, the balance of the vested DC SERP Account will be payable as a lump sum to his beneficiary.
The Company makes an annual contribution of 20% of Mr. Tomazin’s base rate of pay beginning in 2025 to his DC SERP. Contributions to the DC SERP are accumulated in an unfunded, interest-bearing deferred compensation account (the “DC SERP account”). Mr. Tomazin will be 100% vested in the accumulated balance six years from the date the DC SERP was executed (in December 2031) if he remains employed by the Company for that six year period. After six years, the balance in his DC SERP Account, along with the earnings on that balance, is considered vested and remains a benefit payable to Mr. Tomazin in the event of a termination of employment. The remaining contributions will vest using a graded vesting schedule that will be 100% vested if he remains employed until age 63. In the event of Mr. Tomazin’s qualifying termination (as defined in the DC SERP) on or after the age of 58, Mr. Tomazin will be eligible to receive a reduced value of his DC SERP Account. Mr. Tomazin will receive the balance of the vested DC SERP Account at retirement in 12 annual installments. Upon Mr. Tomazin’s death, the balance of his vested DC SERP Account will be payable as a lump sum to his beneficiary.
The Company makes an annual contribution of 16% of Mr. DeMilia’s base rate of pay to his DC SERP. Contributions to the DC SERP are accumulated in a DC SERP Account. Mr. DeMilia will be 100% vested in his DC SERP Account if he remains employed with the Company until age 65. He will be partially vested upon the attainment of age 63. In the event of Mr. DeMilia’s qualifying termination (as defined in the DC SERP) on or after the age of 58, Mr. DeMilia will be eligible to receive a reduced value of his DC SERP Account. Mr. DeMilia will receive the DC SERP Account at retirement in seven annual installments. Upon Mr. DeMilia’s death, the balance of the vested DC SERP Account will be payable as a lump sum to his beneficiary.
The Company contributes to a DC SERP for Mr. McKenna when contributions that would otherwise be made to Company sponsored qualified defined contribution plans would be in excess of the Code Section 415 Limit. The DC SERP benefit equals the sum of the benefits that would be payable under the ESOP, profit-sharing and 401(k) Plan contributions and Company match, minus the Code Section 415 Limit. The DC SERP is essentially an unsecured promise by the Company to provide the executive with payments that are limited by the Code Section 415 Limit. Contributions to the DC SERP are accumulated in a DC SERP Account. Mr. McKenna will receive the DC SERP balance at retirement in one lump sum payment. Upon death, the balance of the DC SERP Account will be payable as a lump sum to his beneficiary.
Potential Payments upon Termination or Change in Control
The following is a summary of the death, disability, severance and change of control benefits for each Named Executive Officer:
SERPs
•
Disability Benefits. The Amended SERP provides a two-tiered disability structure. If the executive is unable to engage in any substantial gainful activity and this is expected to last for a continuous period of at least 12 months, the executive will separate from service with the Company; their years-of-service will be frozen as of the date of the disability, and they will begin receiving their retirement benefit under the Amended SERP at their social security normal retirement age. If the executive is unable to perform the duties of their job and this is expected to last for a continuous period of at least six months, and the executive separates from service with the Company, their years-of-service will be frozen as of the date of the disability, and they will begin receiving their retirement benefit under the Amended SERP at the later to occur of their attaining age 55 (or in Mr. McKenna’s case, age 59) or termination of employment. The retirement benefit under Mr. DeMilia’s and Mr. Tomazin’s DC SERP agreements is payable at a reduced amount if they have a qualifying disability on or after reaching age 58 but before age 65.

•
Change in Control Vesting. In the event of a change in control, each executive officer with an Amended SERP will be deemed to have completed 20 years of service (or in Mr. McKenna’s case, 16 years of service) and will be 100% vested in the benefit payable under the Amended SERP. Under Messrs. Romaine, Tomazin and DeMilia’s DC SERP agreements, they will be deemed to be 100% vested in their respective retirement benefits upon a change in control.

•
Change in Control Severance Benefits. Under the Amended SERPs and Mr. Tomazin and DeMilia’s DC SERP agreements, if, within two (2) years following a change in control, the executive officer is terminated, other than for cause, or if the executive officer resigns with Good Reason (described in more detail below), the executive officer is entitled for a period of three years to (a) payment of their compensation in effect immediately prior to the change in control, but subject to reduction by 20% to 100% depending on their age at the time of their termination, (b) their bonus and profit sharing compensation, which will be the average of the executive officer’s bonus and profit sharing compensation earned for the two most recently completed fiscal years of the Company and (c) continuation of all welfare benefits that they were participating in immediately prior to the change in control. Under the SERPs, a change in control generally includes: (i) an acquisition of more than 50% of the Company’s stock; (ii) the replacement of a majority of the Company’s Board of Directors during any 12-month period; or (iii) the acquisition of more than 70% of the Company’s assets.

•
Non-Change of Control Severance Benefits. In addition, the Amended SERPs with Mr. Romaine and Ms. Fontaine provide that if the executive officer’s employment is terminated without cause (other than upon a change of control, death or disability), then the executive officer is entitled to (a) payment of base salary in effect immediately prior to the termination of employment and (b) participation, at the executive officer’s option, in the Company’s welfare benefits. These severance benefits are payable for a period of 12 months.

•
Retirement Benefits. The Amended SERP further provides that if the executive officer’s employment is involuntarily terminated (other than for cause) at any time, or, the executive officer voluntarily resigns after reaching age 55, (or in Mr. McKenna’s case age 59), but prior to their designated retirement age in their Amended SERP, they will be entitled to payment of their retirement benefits on their designated retirement date, or, in the event of their death, their spouse or other beneficiary will be entitled to payment of the death benefits described in the Amended SERP. If the executive officer voluntarily terminates their employment before age 55 (or in Mr. McKenna’s case age 59), other than because of death, disability or change of control, they will not be entitled to payment of any retirement benefits. Mr. DeMilia will not be entitled to his retirement benefits under his DC SERP unless he reaches age 58.

•
Death Benefits. Under the Amended SERPs, if an executive has elected to receive a joint-and-survivor benefit, then, in the event of the executive’s death (a) after retirement, their spouse will be paid (monthly) 50% of the executive officer’s annual retirement benefit until the spouse’s death, and (b) prior to retirement, their spouse will be paid (monthly) 50% of the vested portion of the executive officer’s annual retirement benefit until the spouse’s death, provided the spouse survives until the executive officer’s designated retirement age in the Amended SERP. Under the DC SERPs, the balance is payable to the designated beneficiary if vested at the time of death.

•
Definition of Good Reason. Under the Amended SERPs and DC SERPs, an executive officer will be deemed to have good reason to resign – and a resignation will be treated as an involuntary termination without cause – in the event of (a) a material diminution in base compensation, authority, duties or responsibilities; (b) a material change in job location; or (c) a material breach by the Company or its successor of the SERP or any other agreement between the Company and the executive.

•
Retirement Benefit Freeze & Plan Amendments. Under the Amended SERPs, the Committee may declare a “Retirement Benefit Freeze” and may amend, suspend or terminate the Amended SERPs at any time, so long as such action does not reduce a previously-accrued benefit. However, (a) a Retirement Benefit Freeze occurring before an executive officer is vested does not affect his ability to retain any benefit he had accrued through the date of the freeze, and (b) severance and change in control benefits are deemed accrued upon signing, and are not subject to amendment, suspension or termination without the executive’s consent, except as described above in connection with a Retirement Benefit Freeze.

•
Covenants. The Amended SERPs and Mr. DeMilia’s DC SERP require that the executive officer sign a release in favor of the Company to avoid forfeiture of benefits and contain a mutual non-disparagement commitment between the Company and the executive officer.

•	Termination For Cause/Competition. No benefits are payable under the Amended SERPs if the covered executive officer’s employment is terminated for cause, or if they compete with the Company.
2019 Equity Incentive Plan. Upon termination or a change in control of the Company, our Named Executive Officers are also entitled to certain rights with respect to their equity awards (which are available to all participants under the 2019 Equity Incentive Plan). As described below, these rights may include acceleration of vesting, or additional time periods in which to exercise a vested award. The fair market value of unvested equity awards held by each of our NEOs at December 31, 2025 is included in the 2025 Outstanding Equity Awards at Fiscal Year End Table above.
If the Company experiences a change of control transaction (as defined in the 2019 Equity Incentive Plan), in which the Company is not the surviving corporation and the acquiror does not assume outstanding equity awards or substitute equivalent equity for our outstanding equity awards: (i) all outstanding equity awards will become immediately and fully exercisable (or fully vested and free of restrictions, in the case of awards restricted stock or RSUs); (ii) for performance-based restricted stock awards, all target payout opportunities will be deemed fully earned; and (iii) the Board or its designee may provide for a cash payment to be made in satisfaction of all outstanding equity awards upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change of control by the Company’s shareholders. Further, the Committee may cancel any outstanding awards and pay the participants the value of the cancelled awards in cash or stock, or any combination thereof, based upon the price per share of Common Stock received or to be received by the Company’s other shareholders in the change of control event. Regarding stock options and stock appreciation rights with an exercise price that equals or exceeds the price paid per share of Common Stock to be received by our shareholders in connection with the change of control, the Committee may cancel those specific awards without payment of consideration therefor. If the Company is the surviving corporation in a change of control or the Company is not the surviving corporation but the surviving corporation assumes or substitutes equivalent equity awards for all outstanding equity awards, then all such awards or substitutes will remain outstanding under the provisions of the 2019 Equity Incentive Plan, except that in the case of a performance-based share award, all target payout opportunities under any such performance-based share award will be deemed fully attained, and all awards fully earned, on the date the change in control transaction is effective. If a participant’s employment is terminated by the surviving company without cause, or if the participant resigns with good reason, within 24 months following a change in control, all of such participant’s outstanding awards will be immediately and fully exercisable (or fully vested and free of restrictions, in the case of an award of restricted stock or RSUs), with all restrictions lifted, and target payout opportunities with respect to any performance-based share award deemed fully earned. The Company’s obligations under the 2019 Equity Incentive Plan are binding upon any successor corporation or organization as the result of any corporate reorganization or sale of all or substantially all of the Company’s assets.
Except as described above in the event of a change of control, under the 2019 Equity Incentive Plan, unvested or unexercisable awards are forfeited or terminated upon a participant’s termination of employment. If a participant’s employment is terminated for any reason other than death, disability, retirement or “cause,” they would have the right to exercise the vested portion of their unexercised awards for up to three months following their termination date, as long as the award period does not otherwise expire during such three-month period. Upon a termination for “cause,” any equity awards (whether or not exercisable) will terminate immediately, and any unvested restricted stock awards and RSUs will be forfeited. Upon or in connection with a participant’s death, disability, or retirement, the Committee may, in its sole discretion, accelerate for such participant (i) the date on which any option or stock appreciation right may be exercised, (ii) the date of termination of the restrictions applicable to an award of restricted stock or RSUs, or (iii) the end of a performance restriction in the case of a performance-based share award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the participants in the 2019 Equity Incentive Plan. If a participant dies, any equity awards which are exercisable will continue to be exercisable at any time before the earlier of (i) one year following their death or (ii) the expiration date of the award. Similarly, if a participant’s termination is due to disability or retirement, their equity awards which are exercisable will continue to be exercisable at any time before the earlier of (i) one year following their termination of employment or (ii) the expiration date of the award.
The Committee has the authority to establish or amend the terms and conditions of each award, subject to certain limitations described in the 2019 Equity Incentive Plan. In 2016, the Committee authorized a program where the Committee, on a case-by-case basis, may agree, in its discretion, to amend existing award agreements with eligible retirees to accelerate vesting upon retirement, so long as (a) the Company does not exceed the applicable plan’s allowance of shares which may be awarded with less than a one-year vesting period (which, in the case of the 2019 Equity Incentive Plan, is 5% of total shares available under the plan), and (b) the retiree complies with certain restrictive covenants, including a non-solicitation covenant. Under this program, vesting of all outstanding equity awards granted to retirees who are selected for this program (which may include the Named Executive Officers) could be accelerated at the time the participant retires, with the accelerated award to pay out over the three years following the participant’s retirement. The following criteria must be met to be eligible for this accelerated vesting:
•
The participant must be in good standing with the Company at retirement and remain in good standing for the three-year period after retirement (including compliance with the applicable restrictive covenants);

•	The participant must be at least age 55 and have at least 10 years of service at retirement; and
•	The sum of age and years of service at retirement must equal or exceed 75.
This program may be altered or suspended by the Committee at any time, and the foregoing description is qualified entirely by reference to the specific terms and conditions of each award agreement, including any authorized amendments thereto.
The following table shows potential payments to the Named Executive Officers under their Amended SERPs and/or DC SERPs in the event of an involuntary termination without cause or a voluntary termination for good reason within two years of a Change in Control.
Potential Payments Upon Change in Control as of December 31, 2025

	SERP Accumulated Annual Benefit prior to Change of Control	SERP Accumulated Annual Benefit after Change of Control	Increase in Benefit	Other Benefits: Payable each Year for 3 Years(2)
	($)	($)	($)	($)
Stephen S. Romaine	621,062	621,062	—	1,456,806
Matthew D. Tomazin	—	—	—	579,609
John M. McKenna	48,886	78,218	29,332	751,684
Alyssa H. Fontaine	16,079	32,157	16,079	561,745
David M. DeMilia	—	—	—	479,327
David S. Boyce	N/A(1)	N/A	N/A	N/A

(1)	The value of the annual benefit under Mr. Boyce’s SERPs at 12/31/25 was $149,625, but he was not serving as an executive officer of the Company on that date.
(2)
Reflects annual amount of compensation continuation to be paid for three years consisting of base pay plus average of bonus and profit-sharing compensation for the last two years, as well as all current employee welfare benefits. Compensation is reduced by a factor of 20% to 100% dependent upon the Named Executive Officer’s age at the time of termination beginning at age 61.

The table above shows the potential incremental value transfer to each Named Executive Officer under a change-in-control scenario as of December 31, 2025, the last business day of fiscal 2025. The actual amounts to be paid out can only be determined at the time of such Named Executive Officer’s separation from the Company following an actual change-in-control transaction.
Potential Compensation Upon Other Termination Events as of December 31, 2025

	Stephen S. Romaine	Matthew D. Tomazin	John M. McKenna	Alyssa H. Fontaine	David M. DeMilia	David S. Boyce
	($)	($)	($)	($)	($)	($)
Retirement(1)	—(1)	N/A	—(1)	N/A	—(1)	—(1)
Voluntary Resignation(1)	—(1)	N/A	—(1)	N/A	—(1)	—(1)
Termination Without Cause(2)	900,000	N/A	—(2)	400,000	—(2)	—(2)
Termination for Cause(3)	—(3)	N/A	—(3)	—(3)	—(3)	—(3)
Death(4)	3,600,000	807,800	1,033,000	800,000	680,600	682,400
Disability(5)	480,000	253,200	360,000	258,720	250,620	310,560

(1)
Pension Plan benefits and DB SERP benefits would be available upon Retirement or Voluntary Resignation as of 12/31/2025. Messrs. Romaine, Boyce and McKenna are eligible to receive a benefit under the Amended SERP as of 12/31/2025 upon Retirement or Voluntary Resignation. The actuarial present value of the benefits payable under the Pension Plan, Amended SERP and DB SERP are disclosed in the Pension Benefits Table.

(2)
Pension Plan benefits and DB SERP benefits would be available upon Termination Without Cause which, for purposes of this table, includes a termination with good reason as of 12/31/2025. For Mr. Romaine and Ms. Fontaine, the amount shown represents 12 months base salary. The actuarial present value of the benefits payable under the Pension Plan, Amended SERP and DB SERP are disclosed in the Pension Benefits Table.

(3)
Pension Plan benefits and DB SERP benefits would be available upon Termination for Cause as of 12/31/2025 under the Pension Plan. No Amended SERP benefits are payable to the Named Executive Officers if they are Terminated for Cause. The actuarial present values of the benefits payable under the Pension Plan are disclosed in the Pension Benefits Table.

(4)
This row shows amounts payable immediately upon death as of 12/31/2025 under Bank Owned Life Insurance and/or Group Term Life Insurance and Death Benefit Obligation agreements. In addition to the amounts shown, the surviving spouse upon death would receive an annuity death benefit from the Pension Plan payable immediately and DB SERP payable as early as the date the executive would have attained retirement age as defined under the DB SERP. The actuarial present value of the benefits payable to the surviving spouse is less than half of the actuarial present values disclosed in the Pension Benefits table.

(5)	This section shows annual amounts payable upon disability as of 12/31/2025 under the Long-Term Disability Plan and Executive Individual Disability Insurance.
CEO Pay Ratio
We determined that the 2025 median annual total compensation of all of our employees (other than Mr. Romaine, our CEO) was $86,033. Mr. Romaine’s total annual compensation as reported in the Summary Compensation Table for 2025 was $3,221,209; the ratio of these amounts was 37:1.
As of December 31, 2023, the date we selected to identify our median employee, our total employee population consisted of 1,011 employees, all of whom work in the United States. To identify the median compensated employee, we used a Consistently Applied Compensation Measure (CACM) equal to the method used to determine the 2025 total compensation as reported in the Summary Compensation Table on page 29. Further, we annualized pay for those full-time and part-time employees who were not employed for a full year in 2023. We have elected to use the same median employee that we identified in 2023 for the determination of 2025 pay ratio because there has not been a change to our employee population or compensation arrangements that would significantly impact this pay ratio disclosure.

Pay Versus Performance
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K, and do not necessarily reflect the actual amount of compensation earned by or paid to the Company’s PEO and NEOs during the applicable fiscal year. Footnote (2) below sets forth the adjustments from the Total Compensation as reported in the Summary Compensation Table above.
The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our non-PEO NEOs along with total shareholder return, net income, and return on average equity for fiscal years ended 2021, 2022, 2023, 2024, and 2025:

Year	Summary Compensation Table (SCT) Total for PEO(1)	Compensation actually paid to PEO(1)(2)	Average SCT Total for non-PEO NEOs	Average Compensation actually paid to non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment based on:		Net Income (000s)	Return on Average Equity(4)
					TSR	Peer Group TSR(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$3,221,209	$2,444,087	$967,285	$936,815	$123.05	$211.47	$161,100	20.61%
2024	$1,874,651	$1,983,713	$775,070	$820,272	$88.20	$143.68	$70,850	10.33%
2023	$2,757,046	$1,293,874	$746,333	$584,910	$74.90	$107.32	$9,505	1.50%
2022	$1,762,316	$1,629,897	$785,868	$757,815	$92.72	$98.38	$85,030	13.25%
2021	$2,180,714	$1,977,968	$824,345	$904,843	$96.99	$118.61	$89,264	12.32%

(1)	Mr. Romaine was our principal executive officer (PEO) in each of the years shown above. The Named Executive Officers who were used in determining the compensation amounts above were as follows:
2025: Messrs. Tomazin, McKenna, Ms. Fontaine, Messrs. DeMilia, and Boyce
2024: Messrs. Tomazin, McKenna, Boyce, and DeMilia
2023: Messrs. Tomazin, Fetsko, McKenna, and Boyce, and Ms. Kunkel
2022: Messrs. Fetsko, McKenna, Boyce, and Hartz
2021: Messrs. Fetsko, Gruber, McKenna, and Boyce
(2)
To calculate Compensation Actually Paid for the PEO and the Non-PEO NEOs, the following adjustments were made to Summary Compensation Table total compensation, calculated in accordance with the SEC methodology for determining Compensation Actually Paid with respect to 2025 compensation:

	Adjustments to 2025 Compensation
	PEO	Non-PEO
Summary Comp. Table Total	3,221,209	967,285
Minus Stock and Option Awards from Summary Comp. Table	629,769	125,547
Plus Prior Service Cost Due to Amendments During Year	—	—
Plus Year-End Fair Value of Unvested Awards Granted During Year	673,711	134,307
Plus Change in Fair Value of Unvested Awards Granted in Prior Years	98,354	20,350
Plus Fair Value of Awards Granted and Vested During Year	—	—
Plus Change in Fair Value of Prior Years’ Awards Vested During Year	(14,798)	(961)
Minus Fair Value of Performance-Based Awards Forfeited During Year	—	—
Plus Fair Value of Dividend or Other Earnings Paid on Unvested Equity Awards During Year	—	—
Minus Aggregate Change in Actuarial Present Value of Benefit under Defined Benefit Plans	904,619	71,263
Plus Service Cost for Year (Actuarial Present Value of Benefit Attributable to Service for the Year)	—	12,645
Compensation Actually Paid	2,444,087	936,815

(3)	For purposes of this disclosure, the peer group is the S&P U.S. BMI Banks Index. Total shareholder return is based on an investment of $100 on December 31, 2020.
(4)
SEC rules permit the Company to select a financial measure that it believes represents the most important financial performance measure (not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to Company performance. The Company has selected Return on Average Equity to include in the table for this purpose.

Most Important Measures to Determine Fiscal Year 2025 Compensation Actually Paid
As described in greater detail above under “Compensation Discussion and Analysis”, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The most important performance metrics used to link compensation actually paid to the NEOs for 2025 to Company performance were:
1.	ROAE as ranked in Federal Reserve Board’s Bank Holding Company Performance Report, Peer Group 2
2.	Core earnings per share (diluted)
3.	Core revenue per share
4.	Core pre-provision, pre-tax net revenue per share
Relationship Between Compensation Actually Paid and 2025 Performance Measures
The following charts illustrate the relationship between compensation actually paid to the NEOs for 2021, 2022, 2023, 2024, and 2025 and each of the financial metrics stated in the table above.

Total Shareholder Return

Compensation
TSR
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
250.00
200.00
150.00
100.00
50.00
-

	2021	2022	2023	2024	2025
PEO Compensation Actually Paid	$1,977,968	$1,629,897	$1,293,874	$1,983,713	$2,444,087
Average non-PEO NEO Compensation Actually Paid	$904,843	$757,815	$584,910	$820,273	$936,815
Tompkins Financial TSR	96.99	92.72	74.90	88.20	123.05
S&P U.S. BMI Banks Index TSR (peer group)	118.61	98.38	107.32	143.68	211.47

Net Income

Compensation
Net Income
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-

	2021	2022	2023	2024	2025
PEO Compensation Actually Paid	$1,977,968	$1,629,897	$1,293,874	$1,983,713	$2,444,087
Average non-PEO NEO Compensation Actually Paid	$904,843	$757,815	$584,910	$820,273	$936,815
Tompkins Financial Net Income (in 000's)	$89,264	$85,030	$9,505	$70,850	$161,100

Return on Average Equity

Compensation
ROAE
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%

	2021	2022	2023	2024	2025
PEO Compensation Actually Paid	$1,977,968	$1,629,897	$1,293,874	$1,983,713	$2,444,087
Average non-PEO NEO Compensation Actually Paid	$904,843	$757,815	$584,910	$820,273	$936,815
Tompkins Financial ROAE	12.32%	13.25%	1.50%	10.33%	20.61%

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on a non-binding, advisory basis, the compensation paid to our Named Executive Officers (NEOs) as described in this Proxy Statement in accordance with the SEC’s rules. This Proposal is commonly known as “Say on Pay.” Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Meeting:
“RESOLVED, that the compensation paid to Tompkins Financial Corporation’s Named Executive Officers (NEOs), as disclosed pursuant to the compensation disclosure rules of the Securities Exchange Commission in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables, and narrative discussion) is hereby APPROVED.”
As discussed in the “Compensation Discussion and Analysis,” we believe that our executive compensation program is effective and appropriate, and that the 2025 compensation packages for our executive officers are reasonable and strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver desired financial and strategic results, with a focus on long-term value creation rather than short-term, market-driven measures. We provide performance equity grants for certain of our Named Executive Officers, which will vest based on the specific performance goals described in this Proxy Statement on page 24. Through time-based equity grants with a five-year vesting period, we also align the interests of our executives with our shareholders and the long-term goals of the Company. The Board and the Committee maintain full oversight over the variable components of our compensation program; this practice reduces the executive’s incentive to take risks which are misaligned with the Board-approved risk appetite and long-term strategic goals. We believe that the fiscal year 2025 compensation of our NEOs was appropriate and aligned with Company results, and that it will facilitate the Company’s growth in future years.
Because your vote is advisory, it will not be binding upon the Company, the Board of Directors, or the Compensation Committee. However, our Board of Directors and the Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation decisions as it deems appropriate.
Following the 2023 Annual Meeting of Shareholders, the Board of Directors determined to hold a Say on Pay vote every year until the next vote on the frequency of Say on Pay votes, which is scheduled to take place in 2029. Accordingly, after the 2026 Annual Meeting, the next Say on Pay vote is scheduled to take place in 2027.
Vote Required and Recommendation
Shareholders may vote “for,” “against,” or “abstain” on Proposal No. 2. The affirmative vote of a majority of the votes cast on the Proposal is required for approval of this Proposal. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal.
The Board of Directors unanimously recommends a vote “FOR” approval of the compensation paid to our Named Executive Officers (NEOs) as described in this proxy statement. Shares of common stock covered by executed proxies received by the Board of Directors will be voted “FOR” Proposal No. 2, unless the shareholder specifies a different choice.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP (“KPMG”) to continue as the Company’s independent registered public accounting firm engaged for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2026. A representative of KPMG is expected to attend the Annual Meeting and will have an opportunity to make statements and respond to appropriate questions from shareholders.
Audit and Non-Audit Fees
KPMG, a registered public accounting firm, is engaged as the Company’s independent auditor. The following table sets forth the aggregate audit fees billed to the Company for the fiscal years ended December 31, 2025 and December 31, 2024 by KPMG.

	2025	2024
Audit Fees	1,153,750	1,109,250
Audit-Related Fees	80,000	0
Tax Fees	0	0
Other Fees:	0	0

Audit Fees: These are fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the consolidated financial statements included in the Company’s periodic reports under the Exchange Act, and for services that would normally be provided by the Company’s auditor in connection with statutory and regulatory filings or engagements for the periods covered. Audit Fees also include fees for activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act and reasonable out-of-pocket expenses.
Audit-Related Fees: These include fees for assurance and related services provided by the independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” All fees billed by KPMG for services related to the audit or review of the Company’s financial statements are reported as “Audit Fees” above. Audit-Related Fees for 2025 consist of fees related to the consolidation assessment of an entity in which the Company has a minority interest that is not consolidated.
Tax Fees: These are fees for professional services rendered regarding tax compliance, tax advice or tax planning. More specifically, these include fees billed for tax return preparation, quarterly estimates, and tax planning.
All Other Fees: These are fees for all other products and services provided by the independent auditor that do not fall within the previous categories.
The Company’s principal independent auditor, KPMG, did not perform any services other than financial audit services and audit-related services described above during fiscal 2025 and 2024.
Audit Committee Pre-Approval Policy
The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms of such services) to be provided to the Company by its independent auditor, other than non-audit services falling within the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such designated member(s) to pre-approve one or more such services shall be reported to the full Audit Committee at its next scheduled meeting.
All audit services provided by KPMG, the independent registered public accounting firm engaged for the purpose of auditing the consolidated financial statements of the Company for fiscal 2025 and fiscal 2024, were pre-approved by the Company’s Audit Committee.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, KPMG LLP, AS INDEPENDENT AUDITOR
The Audit Committee of the Board has appointed the independent registered public accounting firm, KPMG LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2026. Although our Bylaws do not require the submission of the selection of the independent auditor to our shareholders for approval, the Board believes it is appropriate to give shareholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board will be bound by the shareholders’ vote at the meeting but may take the shareholders’ vote into account in future determinations regarding the retention of the Company’s independent auditor.
Vote Required and Recommendation
Shareholders may vote “for,” “against,” or “abstain” on Proposal No. 3. The affirmative vote of a majority of the votes cast on the Proposal is required for approval of this Proposal. Abstentions will not constitute or be counted as votes cast for purposes of this Proposal, and therefore will have no impact on the outcome of this Proposal. Brokers, banks and other nominees will have discretionary authority to vote on this Proposal.
The Board unanimously recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm, KPMG LLP, as the independent auditor of the company for the fiscal year ending December 31, 2026. Shares of common stock covered by executed proxies received by the Board of Directors will be voted “FOR” Proposal No. 3, unless the shareholder specifies a different choice.

DELINQUENT SECTION 16(A) REPORTS
To the Company’s knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2025 all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% shareholders were satisfied in a timely manner.
TRANSACTIONS WITH RELATED PERSONS
Certain Directors and executive officers of the Company, members of their immediate families and companies or firms with which they are associated, were customers of, or had other transactions with, the Company or its wholly-owned subsidiaries in the ordinary course of business during 2025. Any and all loans and commitments to lend to such individuals were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. None of the loans outstanding to directors or executive officers of the Company, or members of their immediate families or companies or firms with which they are associated, were reported as nonaccrual, past due, restructured or potential problems at December 31, 2025.
The Board maintains a written policy governing the procedures by which the Company and any of its subsidiaries may enter into transactions with related parties (the “Policy”). The Policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company or any if its subsidiaries is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or beneficial owner of less than 10 percent of another entity). A “Related Party” is any (a) person who is or was an executive officer of the Company during the prior 12 months, a Director of the Company or a nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. The Company’s Nominating & Corporate Governance Committee is apprised of any potential Interested Transaction, and this Committee is charged with evaluating and approving, as appropriate, any such transactions. The Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. In its implementation of the Policy, the Committee also has reviewed certain types of Interested Transactions and has established standing pre-approval for these types of transactions, subject in all cases to compliance with applicable regulations of the SEC, federal and state bank regulatory authorities, and other regulatory agencies. Examples of pre-approved transactions include executive compensation (so long as it is approved by the Compensation Committee, properly disclosed in our proxy statement or other required regulatory filings, and the executive in question is not an immediate family member of another executive officer or a Director); Director compensation (so long as it is properly disclosed in our proxy statement or other regulatory filings); and transactions which involve payments to our shareholders on a pro-rata basis (e.g., dividends). In addition, the provision of certain banking services to a Related Party have been pre-approved, as follows: (a) services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, (b) any extension of credit to a Related Party which is reviewed and approved by the Board of Directors of a subsidiary in accordance with Federal Reserve Board Regulation O, or (c) an extension of credit made by a banking subsidiary to a Related Party who is not subject to Regulation O when the extension of credit is made (i) in the ordinary course of business, (ii) on substantially the same terms (including interest rates and collateral) as are prevailing at the time for comparable transactions with persons not related to the Company, and (iii) does not involve more than the normal risk of collectability or present other unfavorable features.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. The Audit Committee is composed of three non-employee Directors, all of whom are “Independent Directors” under Section 803 of the NYSE American Company Guide and Rule 10A-3 under the Exchange Act.
The Audit Committee operates under a written charter approved by the Board. The Audit Committee’s primary duties and responsibilities are: to oversee the Company’s accounting and financial reporting process and the audit of the Company’s financial statements and to monitor the integrity of the Company’s financial statements; to monitor the independence and qualifications of the Company’s independent auditor; to monitor the performance of the Company’s independent auditor and internal auditing department; to provide an avenue of communication among the Company’s independent auditor, management, the internal auditing department, and the Board of Directors; and to monitor enterprise risk and compliance by the Company with legal and regulatory requirements. The Audit Committee is also directly responsible for the appointment, evaluation, and compensation of the Company’s independent auditor and that of the Company’s Director of Internal Audit.
The Audit Committee reports to the Board on a quarterly basis. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. During the meetings, the Audit Committee periodically assessed and discussed with management the Company’s significant business risk exposures. Throughout the course of the year, the Committee reviewed results of internal audits performed, which audits evaluated the effectiveness of the Company’s internal controls over financial reporting. These reviews of internal audits are conducted in addition to the Committee’s annual review with the Company’s independent auditors, described below. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.
The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the independent auditors and to any employee or officer of the Company it deems necessary. The Audit Committee has the ability to retain, at the Company’s expense and at compensation it deems appropriate, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.
Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the Company’s internal control over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB).
In connection with its responsibilities, the Audit Committee reviewed and discussed with management and with KPMG the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025. The Audit Committee also discussed with KPMG the firm’s assessment of the Company’s internal controls and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received and discussed the written disclosures and the letter from KPMG LLP required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and has discussed with KPMG LLP its independence. The Audit Committee also discussed with the Company’s Director of Internal Audit the Company’s internal controls framework and the assurance of tested controls.
Based upon the Audit Committee’s discussions with management, the Company’s Director of Internal Audit, and KPMG and the Audit Committee’s review of the information described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
Members of the Audit Committee:
Nancy E. Catarisano, Chair
Patricia A. Johnson
Ita M. Rahilly

SHAREHOLDER PROPOSALS
Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2027 Annual Meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company no later than December 7, 2026, which is 120 calendar days prior to the anniversary of the availability of this Proxy Statement, and must be in compliance with SEC Rule 14a-8 in order to be considered for possible inclusion in the Proxy Statement and Form of Proxy for that meeting.
OTHER ANNUAL MEETING BUSINESS
Under the Company’s Bylaws, in order for a matter to be deemed properly presented at the 2027 Annual Meeting outside of the Rule 14a-8 process described above, notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no later than the close of business on December 7, 2026 (120 calendar days prior to the anniversary of the Company’s mailing of this Proxy Statement). The shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting (a) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any personal or other material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. In addition, a shareholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Company. If a shareholder gives notice of such a proposal after the Bylaw deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting. SEC rules permit the proxy holders to vote in their discretion in certain cases if the shareholder does not comply with this deadline, and in certain other cases notwithstanding the shareholder’s compliance with this deadline.
UNIVERSAL PROXY
In addition to satisfying the advance notice requirements under our Bylaws described above, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2027.
FORM 10-K
A copy of the Company’s Annual Report filed with the SEC is available without charge at our website (http://www.tompkinsfinancial.com) or by writing to: Tompkins Financial Corporation, ATTN: Matthew D. Tomazin, Executive Vice President & Chief Financial Officer, P.O. Box 460, Ithaca, NY 14851. In addition, the Annual Report (with exhibits) is available at the SEC’s Internet site (http://www.sec.gov).
HOUSEHOLDING
The SEC permits companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials (including the Notice of Internet Availability or, as applicable, paper copies of proxy statements and annual reports) to shareholders with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability or, as applicable, a single copy of the proxy statement and annual reports, addressed to those shareholders. As permitted by the Exchange Act, only one copy of the Notice of Internet Availability is being delivered to shareholders residing at the same address, unless shareholders have notified the Company of their desire to receive multiple copies of the Notice of Internet Availability or, as applicable, paper copies of proxy statements and annual reports. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders, reduces environmental impact, and creates cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability or, as applicable, paper copies of proxy statements and annual reports, or if you are receiving multiple copies of this Proxy Statement and wish to receive only one, please contact our Deputy Corporate Secretary at the address or phone number below. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability or, as applicable, paper copies of proxy statements and annual reports, to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies from the Company should be directed to:
Tompkins Financial Corporation
P.O. Box 460
Ithaca, NY 14851
(607) 273-3210
Attention: Cynthia M. Manuele, AVP, Corporate Counsel & Deputy Corporate Secretary
If you are a beneficial shareholder and you share an address with other beneficial shareholders, your broker, bank, or nominee is permitted to deliver a single copy of the proxy materials to your address, unless you otherwise request separate copies.

By Order of the Board of Directors,

Dated: April 6, 2026
AVP, Corporate Counsel & Deputy Corporate Secretary

TOMPKINS FINANCIAL

TOMPKINS FINANCIAL CORPORATION
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on May 18, 2026 for shares held directly and by 6:00 a.m. Eastern Daylight Time on May 14, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 18, 2026 for shares held directly and by 6:00 a.m. Eastern Daylight Time on May 14, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may attend the meeting in person and vote during the meeting using the ballot provided to you at the meeting. Shares held in a Plan may not be voted during the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93130-P42168 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TOMPKINS FINANCIAL CORPORATION

The Board of Directors recommends a vote "FOR" all Nominees listed under Proposal 1 and "FOR" Proposals 2 and 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of eleven (11) directors for a term of one year:

NOMINEES:

01)	Nancy E. Catarisano	07)	Angela B. Lee
02)	Janet M. Coletti	08)	John D. McClurg
03)	Heidi M. Davidson	09)	Ita M. Rahilly
04)	Helen Eaton	10)	Stephen S. Romaine
05)	Daniel J. Fessenden	11)	Michael H. Spain
06)	Patricia A. Johnson		

NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the meeting, including adjournment of the meeting and any other matters incident to the conduct of the meeting. The proxy, when properly executed and returned, will be voted as directed, but if no direction is given it will be voted "FOR" all of the nominees listed in Item 1, and "FOR" the proposals set forth in Items 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice of Meeting/Proxy Statement, Corporate Report, form of proxy, and Form 10-K are available at www.proxyvote.com.

V93131-P42168

PROXY/VOTING INSTRUCTION CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TOMPKINS FINANCIAL CORPORATION
FOR THE ANNUAL SHAREHOLDER MEETING ON TUESDAY, MAY 19, 2026

The undersigned shareholder of TOMPKINS FINANCIAL CORPORATION (the "Company") hereby constitutes and appoints Matthew D. Tomazin and Cynthia M. Manuele, and each of them, as agent and proxy of the undersigned, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock of the Company standing in their name on the books of the Company and that the undersigned is entitled to vote at the Annual Shareholder Meeting to be held in person at 10:00 a.m. Eastern Daylight Time on Tuesday, May 19, 2026, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present. You may attend the meeting in person at the Company's headquarters, located at 118 E. Seneca Street, Ithaca, New York. If you wish to attend the Annual Meeting in person, you must register your planned in-person attendance with us at least five (5) business days prior to the meeting by writing to Tracy Kinner, Executive Assistant, Tompkins Financial Corporation, PO Box 460, Ithaca, NY 14850, or by email at tkinner@tompkinsfinancial.com. Pre-registration and matching picture identification are necessary to gain entrance to the secure area of our headquarters building where the meeting will be held.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated April 6, 2026 relating to the Annual Shareholder Meeting to be held May 19, 2026. (Signature on the reverse side is required.)

If you are a participant whose shares are held in the Tompkins Financial Corporation Retirement Savings Plan and/or the Employee Stock Ownership Plan (collectively, the "Plan"), please note the following:
Your vote will constitute voting instructions to the Trustee of the Plan. In accordance with the terms of the Plan, participants are instructing the Trustee to vote as a named fiduciary under the Employee Retirement Income Security Act of 1974. Your voting instructions will be held in the strictest confidence by the Trustee and will not be divulged or released to any person, including officers or employees of Tompkins. If you sign and return your proxy, but do not indicate your vote on a proposal, the Trustee is instructed to vote with the Board's recommendation, which is "FOR" all of the nominees listed in Item 1, and "FOR" the proposals set forth in Items 2 and 3. If you do not provide voting instructions by 6:00 a.m. Eastern Daylight Time on May 14, 2026, the Trustee will vote your shares held in the Plan in the same proportion as instructions actually received by the Trustee from Plan participants who gave voting instructions. Participants whose shares are held in the Plan may not vote during the meeting.

(Continued and to be marked, signed and dated on reverse side.)